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                                      L E A S E


                             GOLF TRUST OF AMERICA, L.P.

                                       LANDLORD

                                         AND

         EAGLE RIDGE LEASE COMPANY LLC, A DELAWARE LIMITED LIABILITY COMPANY

                                        TENANT


                               DATED AS OF MAY 22, 1998








--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS



                                                                              PAGE
ARTICLE 1
LEASED PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2
DEFINITIONS, RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . .  2
     2.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2    Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 3
TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.1    Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.2    Extension Options. . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 4
RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.1    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.2    Increase in Initial Base Rent. . . . . . . . . . . . . . . . . . . 18
     4.3    Percentage Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     4.4    Annual Reconciliation of Percentage Rent . . . . . . . . . . . . . 20
     4.5    Record-keeping . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.6    Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.7    Late Payment of Rent . . . . . . . . . . . . . . . . . . . . . . . 21
     4.8    Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.9    Allocation of Revenues . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 5
SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.1    Pledge of Owners Shares and Mortgage of Additional Parcels . . . . 22
     5.2    Landlord's Lien. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.3    Partial Release. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.4    Termination Payment. . . . . . . . . . . . . . . . . . . . . . . . 23
     5.5    Termination of Rights of Use.. . . . . . . . . . . . . . . . . . . 23

ARTICLE 6
IMPOSITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.1    Payment of Impositions . . . . . . . . . . . . . . . . . . . . . . 23
     6.2    Information and Reporting. . . . . . . . . . . . . . . . . . . . . 23
     6.3    Refunds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.4    Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.5    Assessment Districts . . . . . . . . . . . . . . . . . . . . . . . 24



ARTICLE 7
TENANT WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     7.1    No Termination, Abatement, Etc.. . . . . . . . . . . . . . . . . . 24
     7.2    Condition of the Property. . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 8
OWNERSHIP OF TANGIBLE PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . 26
     8.1    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.2    Tenant's Personal Property . . . . . . . . . . . . . . . . . . . . 26
     8.3    Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . 26
     8.4    Landlord's Waivers . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 9
USE OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     9.1    Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     9.2    Specific Prohibited Uses . . . . . . . . . . . . . . . . . . . . . 27
     9.3    Membership Sales . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.4    Landlord to Grant Easements, Etc.. . . . . . . . . . . . . . . . . 28
     9.5    Tenant's Additional Covenants. . . . . . . . . . . . . . . . . . . 28
     9.6    Valuation of Remainder Interest in Lease . . . . . . . . . . . . . 29

ARTICLE 10
HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.1   Remediation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.2   Tenant's Indemnification of Landlord . . . . . . . . . . . . . . . 29
     10.3   Survival of Indemnification Obligations. . . . . . . . . . . . . . 30
     10.4   Environmental Violations at Expiration or Termination of
            Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.5   Environmental Statements . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 11
MAINTENANCE AND REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.1   Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . . 31
     11.2   Waiver of Statutory Obligations. . . . . . . . . . . . . . . . . . 32
     11.3   Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.4   Surrender of Property. . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 12
TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL STATEMENTS. . . . . . . . 32
     12.1   Tenant's Right to Construct. . . . . . . . . . . . . . . . . . . . 32
     12.2   Scope of Right . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     12.3   Cooperation of Landlord. . . . . . . . . . . . . . . . . . . . . . 34
     12.4   Capital Replacement Fund . . . . . . . . . . . . . . . . . . . . . 35
     12.5   Rights in Tenant Improvements. . . . . . . . . . . . . . . . . . . 36
     12.6   Landlord's Right to Audit Calculation of Gross Revenue . . . . . . 36
     12.7   Annual Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . 37


                                       (ii)


     12.8   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 38
     12.9   Landlord Improvements. . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 13
LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS . . . . . . . . . . . . . . . . . 40
     13.1   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     13.2   Encroachments and Other Title Matters. . . . . . . . . . . . . . . 41

ARTICLE 14
PERMITTED CONTESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     14.1   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     14.2   Indemnification of Landlord. . . . . . . . . . . . . . . . . . . . 42

ARTICLE 15
INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     15.1   General Insurance Requirements . . . . . . . . . . . . . . . . . . 43
     15.2   Other Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.3   Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . . 44
     15.4   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . 44
     15.5   Form Satisfactory, Etc.. . . . . . . . . . . . . . . . . . . . . . 44
     15.6   Change in Limits . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.7   Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     15.8   Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 46
     15.9   Disbursement of Proceeds . . . . . . . . . . . . . . . . . . . . . 46
     15.10  Excess Proceeds, Deficiency of Proceeds. . . . . . . . . . . . . . 47
     15.11  Reconstruction Covered by Insurance. . . . . . . . . . . . . . . . 47
     15.12  Reconstruction Not Covered by Insurance. . . . . . . . . . . . . . 48
     15.13  No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . . 48
     15.14  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     15.15  Damage Near End of Term. . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE 16
CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     16.1   Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     16.2   Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     16.3   Restoration. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     16.4   Award-Distribution . . . . . . . . . . . . . . . . . . . . . . . . 49
     16.5   Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 17
EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     17.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . 50
     17.2   Payment of Costs . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.3   Certain Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.4   Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     17.5   Additional Remedies. . . . . . . . . . . . . . . . . . . . . . . . 53


                                      (iii)


     17.6   Appointment of Receiver. . . . . . . . . . . . . . . . . . . . . . 53
     17.7   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     17.8   Application of Funds . . . . . . . . . . . . . . . . . . . . . . . 54
     17.9   Impounds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE 18
LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. . . . . . . . . . . . . . . . . . . 54

ARTICLE 19
LEGAL REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 20
HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 21
RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 22
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     22.1   Tenant's Indemnification of Landlord . . . . . . . . . . . . . . . 56
     22.2   Landlord's Indemnification of Tenant . . . . . . . . . . . . . . . 56
     22.3   Mechanics of Indemnification . . . . . . . . . . . . . . . . . . . 57
     22.4   Survival of Indemnification Obligations; Available
            Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 57

ARTICLE 23
SUBLETTING AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     23.1   Prohibition Against Assignment . . . . . . . . . . . . . . . . . . 58
     23.2   Subleases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     23.3   Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     23.4   REIT Limitations . . . . . . . . . . . . . . . . . . . . . . . . . 60
     23.5   Right of . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     23.6   Bankruptcy Limitations . . . . . . . . . . . . . . . . . . . . . . 61
     23.7   Management Agreement . . . . . . . . . . . . . . . . . . . . . . . 63

ARTICLE 24
OFFICER'S CERTIFICATES AND OTHER STATEMENTS. . . . . . . . . . . . . . . . . . 63
     24.1   Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . 63
     24.2   Environmental Statements . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE 25
LANDLORD MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     25.1   Landlord May Grant Liens . . . . . . . . . . . . . . . . . . . . . 64
     25.2   Tenant's Non-Disturbance Rights. . . . . . . . . . . . . . . . . . 64
     25.3   Facility Mortgage Protection . . . . . . . . . . . . . . . . . . . 65


                                       (iv)


ARTICLE 26
SALE OF FEE INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     26.1   Conveyance by Landlord . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE 27
ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     27.1   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     27.2   Arbitration Procedures . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE 28
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     28.1   Landlord's Right to Inspect. . . . . . . . . . . . . . . . . . . . 66
     28.2   Landlord's Golfing and Hotel Privileges. . . . . . . . . . . . . . 66
     28.3   Breach by Landlord . . . . . . . . . . . . . . . . . . . . . . . . 66
     28.4   Competition Between Landlord and Tenant. . . . . . . . . . . . . . 67
     28.5   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     28.6   Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . 67
     28.7   Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . . . 67
     28.8   No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . 67
     28.9   Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . 68
     28.10  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     28.11  Survival of Claims . . . . . . . . . . . . . . . . . . . . . . . . 68
     28.12  Invalidity of Terms or Provisions. . . . . . . . . . . . . . . . . 69
     28.13  Prohibition Against Usury. . . . . . . . . . . . . . . . . . . . . 69
     28.14  Amendments to Lease. . . . . . . . . . . . . . . . . . . . . . . . 69
     28.15  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 69
     28.16  Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     28.17  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     28.18  Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . . . . 69
     28.19  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 69
     28.20  Non-Recourse as to Landlord and Tenant . . . . . . . . . . . . . . 70
     28.21  No Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . 71
     28.22  Reletting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     28.23  Landlord's Determination of Facts. . . . . . . . . . . . . . . . . 71
     28.24  Time is of the Essence . . . . . . . . . . . . . . . . . . . . . . 71


                                       (v)

Exhibits

Exhibit A -    Legal Description of the Land
Exhibit B -    Schedule of Improvements
Exhibit C -    Other Leased Property
Exhibit D -    Pledge Agreement
Exhibit E -    Intentionally Omitted
Exhibit F-1 -  Calculation of Base Year Gross Revenue by Quarter
Exhibit F-2 -  Calculation of Percentage Rent
Exhibit G -    [Intentionally Omitted]
Exhibit H -    Disbursement Procedures
Exhibit I -    Additional Pledge Agreement
Exhibit J -    Eagle Ridge Capital Improvement Budget
Exhibit K -    Mortgage





                                       (vi)

                                      LEASE



              THIS LEASE (this "Lease"), dated as of May 22, 1998, is entered into by and between GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Landlord"), and EAGLE RIDGE LEASE COMPANY LLC, a Delaware limited liability company ("Tenant").

              THE PARTIES ENTER THIS LEASE on the basis of the following facts, understandings and intentions:

              A. Pursuant to that certain Purchase and Sale Agreement (the "Agreement") dated as of March 12, 1998 by and between Tenant and Eagle Ridge, L.P., a Delaware limited partnership ("Eagle Ridge"), the right, title and interest of Tenant thereunder being transferred to Landlord pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated as of May 20, 1998, Eagle Ridge transferred to Landlord all of its right, title and interest in and to the Property (as hereafter defined); and

              B. Tenant desires to lease the Property from Landlord, and Landlord desires to lease the Property to Tenant, on the terms set forth herein.

              NOW THEREFORE, in consideration of the foregoing and the covenants and agreements to be performed by Tenant and Landlord hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE 1
                                  LEASED PROPERTY

              Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord the following real property, improvements, personal property and related rights (collectively the "Property"):

              (a) the Land;

              (b) the Improvements;

              (c) all rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Landlord's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements;

              (d) the Tangible Personal Property; and

              (e)  the Intangible Personal Property.

                                     ARTICLE 2
                         DEFINITIONS, RULES OF CONSTRUCTION

              2.1 DEFINITIONS. The following terms shall have the indicated meanings:

              "AAA" has the meaning provided in Section 27.1.

              "ACTUAL PECUNIARY LOSS" has the meaning provided in Section 23.6.

              "ADDITIONAL CHARGES" has the meaning provided in
Section 4.6.

              "ADDITIONAL PARCELS" means those certain parcels adjacent to the Property which may be developed by Tenant and Landlord pursuant to the Development Agreement and which are mortgaged to Landlord pursuant to the Mortgage.

              "ADVISORY ASSOCIATION" means that certain association of lessees operating golf courses under a lease with Landlord or any Affiliate of Landlord.

              "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

              "AGREEMENT" has the meaning provided in Recital A.

              "ANNUAL BASE RENT" means the Initial Base Rent, as it may be adjusted annually as provided in Section 4.2.

              "ANNUAL BUDGET" has the meaning provided in Section 12.7.

              "AUTHORIZATIONS" means all material licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

              "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

              "BANKRUPTCY CODE" has the meaning provided in Section 23.6.

              "BANKRUPTCY EVENT OF DEFAULT" means any Event of Default described in Section 17.1(c), (d) or (e).

              "BASE RENT" means one-twelfth of the Annual Base Rent.

              "BASE RENT ESCALATOR" has the meaning provided in Section 4.2.

              "BASE YEAR" means the twelve (12) month period from June 1, 1998 through May 31, 1999.

              "BASE GROSS REVENUE" is set forth, calculated on a quarter by quarter basis, on Exhibit F attached hereto.

              "BASE YEAR RENT" means an amount equal to Four Million Two Hundred Twenty Four Thousand Two Hundred Seventy Dollars ($4,224,270).

              "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

              "CAPITAL BUDGET" has the meaning provided in Section 12.7.

              "CAPITAL EXPENDITURES" means expenditures that are properly capitalized under GAAP.

              "CAPITAL REPLACEMENT FUND" means the amount of the Capital Replacement Reserve, together with interest thereon as provided in Section 12.4, less amounts withdrawn from the Capital Replacement Fund as provided in Section 12.4.

              "CAPITAL REPLACEMENT RESERVE" means an amount equal to (i) $41,666 during calendar year 1998; (ii) $62,500 during calendar year 1999; (ii) $83,333 during calendar year 2000; (iv) for each calendar year thereafter, the amount paid in the previous year increased by three percent (3%), to be accrued monthly by Landlord commencing on May 29, 1998 as part of the Capital Replacement Fund, as provided in Section 12.4 hereof.

              "CATEGORY PERCENTAGE RENT" has the meaning set forth in Exhibit
F-2.

              "CHANGE OF CONTROL" means:

              (a) the issuance and/or sale by Tenant or the sale by any stockholder or partner of Tenant of a Controlling interest in Tenant to a Person other than to a Person that is an Affiliate of Tenant as of the date hereof which shall include spouses and lineal descendants of any stockholder of Tenant as well as any trusts created for estate planning purposes when such stockholder and/or spouses and lineal descendants are beneficiaries;

              (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise) other than to a Person who is an Affiliate of Tenant;

              (c) any other transaction, or series of transactions, which results in the shareholders, partners or members who control Tenant as of the date hereof no longer having Control of Tenant; or

              (d) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity.

              Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Lease if the shareholders or partners who Control Tenant as of the date hereof remain in Control of Tenant through an agreement or equity interest.

              "CODE" means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

              "COMMENCEMENT DATE" means the date hereof.

              "COMPANY" means GTA, Inc. and any subsidiaries thereof, including, without limitation, GTA LP and GTA GP.

              "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

              "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

              "CONTROL" means (including, with correlative meanings, the terms "controlling" and "controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

              "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84 = 100).

              "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

              "DEBT SERVICE" means all Rent payable under this Lease and all payments under the loan pursuant to Section 12.3(b).

              "DEVELOPMENT AGREEMENT" means that certain Development Agreement dated of even date herewith between Tenant and Landlord regarding development of the Additional Parcels.

              "EAGLE RIDGE" shall have the meaning set forth in Recital A.

              "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and all federal, state and local environmental, health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

              "EVENT OF DEFAULT" has the meaning provided in Section 17.1.

              "EXPIRATION DATE" means December 31, 2002, as such date may be extended by the Extended Terms.

              "EXTENDED TERM" has the meaning provided in Section 3.2.

              "FACILITY MORTGAGE" means a mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Property in accordance with the provisions of Article 25.

              "FACILITY MORTGAGEE" means the holder or beneficiary of a Facility Mortgage, if any; provided Landlord has given Tenant notice of the identity and address of the Person.

              "FIRST BREAKPOINT" means the amount for a particular Revenue Category for the relevant period as shown on Exhibit F-1.

              "FIRST PERCENTAGE" means the percentage for a particular Revenue Category as shown on Exhibit F-1.

              "FISCAL QUARTER" means the three-month periods (or applicable portions thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

              "FISCAL YEAR" means the twelve (12) month period from January 1 to December 31 of each year; provided that for purposes of the Lease Term and the Primary Collateral Pledge Agreement, the first Fiscal Year shall be deemed to include the period from the Commencement Date to December 31, 1998.

              "FIXTURES" means all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Property, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property and any Tenant Improvements.

              "FOOD AND BEVERAGE REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property (including, without limitation, the Hotel and golf courses) relating to the operation of snack bars, restaurants, bars, catering functions, and banquet operations provided, however, that Food and Beverage Revenue shall not include General Revenue Exceptions.

              "FULL REPLACEMENT COST" means the actual replacement cost from time to time of the improvement being insured, including the increased cost of a construction endorsement, less exclusions provided in the fire insurance policy.

              "GAAP" means generally accepted accounting principles, consistently applied.

              "GENERAL REVENUE EXCEPTIONS" means the following, as applicable to each Revenue Category:

                     (a) The amount of all taxes, assessments, Impositions and
              other governmental charges and assessments of every kind and nature, including, without limitation, the amount of any city, county, state or federal sales, admissions, usage, or excise tax on the item included in the relevant Revenue Category, which is added to or incorporated in the selling price or paid to the taxing authority by Tenant or any other Person on behalf of Tenant;

                     (b) Sales receipts from any vending machine or other coin
              or token operated device, such as public telephones, stamp machines, mechanical entertainment machines; soft drink and candy dispensers; and other receipts and deposits which Tenant and its subtenants are not entitled to receive, but are collected and payable to an independent third party;

                     (c) Cash or credit allowances given to customers in good
              faith;

                     (d) Service charges on credit cards, and credit accounts;

                     (e) Bad checks and uncollectible credit card accounts
              (unless the same results from Tenant's failure to engage in prudent business regarding the extension of credit or the acceptance of checks);

                     (f) The net amount of any discount allowed to Tenant's
              employees when sales are made to such employees at prices below the retail selling prices then offered by Tenant on the Property, and the net amount of any discounts allowed to any charitable institution or organization;

                     (g) Amounts paid to merchandise vendors, entertainers and
              professionals who are not employees of Tenant;

                     (h) Money-off coupons and vendor coupons;

                     (i) Revenues or proceeds from sales or trade-ins of
              machinery, vehicles, trade fixtures or personal property owned by Tenant used in connection with Tenant's operation of the Property;

                     (j) Interest or other income derived from the investment
              of surplus funds or reserves; and

                     (k) Any amounts recovered in any litigation against third
              parties except for amounts awarded to compensate for lost revenues otherwise includable in the relevant Revenue Category;

                     (l) Any condemnation or taking proceeds, whether or not
              such proceeds are characterized as compensation for lost rent;

                     (m) Insurance proceeds, unless (and except to the extent
              that) such proceeds are characterized as business interruption and/or loss of "rental value" insurance proceeds (except for such proceeds attributable to a Lease if (and for so long as) the tenant thereunder has the right to terminate such Lease as a result of the casualty in question);

                     (n) Any proceeds resulting from the sale, exchange,
              transfer, financing or refinancing or all or any part of the Land;

                     (o) Any capital or equity contributions or other infusions of capital or equity to the Tenant or the sale of any Property, collateral or Landlord's Shares;

                     (p) Any proceeds of any other indebtedness of the Tenant;

                     (q) Forfeited security deposits and other security
              deposits received or surrender or termination payment made or other amounts received from tenants or guests to compensate for damage to or loss of all or portions of the Land or Tangible Personal Property, to the extent necessary to repair, restore or make whole any such damage or loss;

                     (r) Gratuities to employees if separately itemized on
              customers' bills or checks;

                     (s) Cash register "over rings";

                     (t) Sales canceled to the extent the purchase price is not retained by Tenant;

                     (u) Merchandise returned to suppliers;

                     (v) Cash and credits received by Tenant in settlement of
              claims for loss or damage of merchandise;

                     (w) Sales in bulk to a successor tenant of all or
              substantially all of the merchandise in connection with a sale of all or part of Tenant's business; and

                     (x) Advertising rebates, discounts, and allowances, and
              other rebates, credits, and dividends received from suppliers.

              "GOLF REVENUE" means all revenues received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the operation of the golf operations at the Property calculated in accordance with GAAP (but excluding reasonable reserves for refunds, allowances and bad debts applicable to such operations), including, without limitation, (i) revenues from membership initiation fees, (ii) periodic membership dues, (iii) greens fees, (iv) fees to reserve a tee time, (v) guest fees, (vi) golf cart rentals, (vii) parking lot fees, (viii) locker rentals, (ix) fees for golf club storage, (x) charges for range balls, range fees or other fees for golf practice facilities, (xi) fees or other charges paid for golf lessons (except where retained by or paid to a USGA or PGA professional in accordance with historical practice at the Property), (xii) forfeited deposits with respect to any membership application,
(xiii) transfer fees imposed on any member in connection with the transfer of any membership interest, (xiv) fees or other charges paid to Tenant by sponsors of golf tournaments at the Property, (xv) advertising or placement fees paid by vendors in exchange for exclusive use or name rights at the Property, and (xvi) fees received in connection with any golf package sponsored by any hotel group, condominium group, golf association, travel agency, tourist or travel association or similar payments; PROVIDED, HOWEVER, that Golf Revenue shall not include General Revenue Exceptions.

              "GOLF MERCHANDISE REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property relating to the sale of merchandise and inventory on the Property; provided, however that Golf Merchandise Revenue shall not include General Revenue Exceptions.

              "GROSS OPERATING EXPENSES" means the gross operating expenses (except Management Fees which are payable solely as a percentage of Net Operating Income) of the Property for the relevant period, calculated in accordance with generally accepted accounting principles consistently applied. Landlord and Tenant jointly may make discretionary adjustments on a line item basis to reflect stabilized Gross Operating Expenses, including the following adjustments:

                     (i) annual capital replacement reserves shall be included, as reasonably determined jointly by Landlord and Tenant;

                     (ii) annual cash expenditures (including depreciation) for golf carts shall be included, as reasonably determined jointly by Landlord and Tenant;

                     (iii) extraordinary expenditures (such as to repair storm damage) which are not anticipated to recur in the ordinary course shall be excluded, as reasonably determined jointly by Landlord and Tenant;

                     (iv) other adjustments to reflect stabilized Gross Operating Expenses, as reasonably determined jointly by Landlord and Tenant shall be made; and

                     (v) depreciation, amortization and debt service (including without limitation relating to the loan pursuant to Section 12.3(b) but not including Rent) shall be excluded.

              "GROSS REVENUE" means the gross operating revenue of the Property, being the aggregate of Golf Revenue, Golf Merchandise Revenue, Hotel Revenue, Food and Beverage Revenue, Rental Pool Revenue, and Other Revenue for the relevant period, calculated in accordance with generally accepted accounting principles consistently applied.

              "GTA GP" means GTA GP, Inc. and any successor thereto.

              "GTA, INC." means Golf Trust of America, Inc., a Maryland corporation, an affiliate of Landlord.

              "GTA LP" means GTA LP, Inc. and any successor thereto.

              "HAZARDOUS MATERIAL" means any substance, material, waste, gas or particulate matter which is regulated by any local, state or federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

              "HOTEL" means the Eagle Ridge Inn located on the Property and all conference and other facilities associated therewith.

              "HOTEL REVENUE" means all revenue received by Tenant or Tenant's Affiliates relating to the Hotel and its operation (including, without limitation, telephone and telecommunications charges), provided, however that Hotel Revenue shall not include General Revenue Exceptions.

              "IMPARTIAL APPRAISER" means the casualty insurance company which is then carrying the largest amount of casualty insurance carried on the Property.

              "IMPOSITIONS" means collectively:

              (a) all taxes (including all real and personal property, ad valorem, sales and use, Illinois State Sales/Lease Tax, single business, gross receipts, transaction privilege, rent or similar taxes);

              (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

              (c) excises;

              (d) fees (including license, permit, inspection, authorization and similar fees); and

              (e) all other governmental charges; in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or the Rent or Additional Charges (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in the Property; (ii) the Property or any part thereof or any therefrom or any estate, right, title or interest therein; or (iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof; PROVIDED, HOWEVER, that Impositions shall not include:

                     (aa) any taxes based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than Tenant;

                     (bb) any transfer or net revenue tax of Landlord or any other Person other than Tenant; or

                     (cc) any tax imposed with respect to any principal or interest on any indebtedness on the Property.

              "IMPOUND CHARGES" has the meaning provided in Section 17.9.

              "IMPOUND PAYMENT" has the meaning provided in Section 17.9.

              "IMPROVEMENTS" means the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, Fixtures and other items of real estate located on the Land as more particularly described in EXHIBIT B attached hereto.

              "INCREMENTAL REVENUE" means, with respect to any Revenue Category or period, the Gross Revenue for such Revenue Category for such period less the Base Gross Revenue for the corresponding period for such category.

              "INITIAL BASE RENT" means Four Million Four Hundred Thirty-Five Thousand Four Hundred Eighty-Four Dollars ($4,435,484) per year.

              "INITIAL TERM" means the period of time from the Commencement Date through December 31, 2002.

              "INSURANCE REQUIREMENTS" mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

              "INTANGIBLE PERSONAL PROPERTY" means all intangible personal property owned by Landlord and used solely in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, and any and all trademarks and copyrights, guarantees, Authorizations, general intangibles, business records, plans and specifications, surveys, all licenses, permits and approvals solely with respect to the construction, ownership, operation or maintenance of the Property.

              "LAND" means the land described in EXHIBIT A attached hereto.

              "LANDLORD" means Golf Trust of America, L.P., and any successor or assignee permitted in accordance with the terms of the Lease.

              "LANDLORD'S ENCUMBRANCE" means any lien, encumbrance or title retention agreement upon the Property, or any portion thereof or interest therein, whether to secure borrowing or other means of financing or refinancing.

              "LANDLORD'S RIGHT TO PURCHASE LEASE" shall have the meaning set forth in Section 23.5.

              "LANDLORD IMPROVEMENTS" shall have the meaning set forth in
Section 12.9.

              "LEASE" means this Lease, as the same may be amended from time to time.

              "LEASE TERM" means the period from the Commencement Date through and including the Expiration Date (or the termination date, if earlier terminated pursuant to the provisions hereof).

              "LEGAL REQUIREMENTS" means all material federal, state, county, municipal and other governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications, or alterations in or to the Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

              "LOAN AMOUNT" shall have the meaning set forth in Section 12.3(b).

              "MORTGAGE" means that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of even date herewith by Tenant in favor of Landlord and recorded in the official Records of Jo Daviess County, Illinois, in the form attached hereto as EXHIBIT K.

              "NET CASH FLOW" means, for a relevant period, Net Operating Income for such period less Debt Service for such period and any amounts accrued into the Capital Replacement Reserve Fund.

              "NET OPERATING INCOME" means the Gross Revenue of the Property for the relevant period LESS the Gross Operating Expenses of the Property for the same period.

              "NON-COMPLYING PARTY" has the meaning provided in Section 27.2.

              "OFFICER'S CERTIFICATE" means a certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws, or if Tenant is a partnership, by an officer authorized to so sign by the general partners.

              "OPERATING BUDGET" has the meaning provided in Section 12.7.

              "OTHER LEASED PROPERTIES" means the property or properties leased or hereafter leased to Tenant or an Affiliate of Tenant by Landlord or an Affiliate of Landlord, other than pursuant to this Lease, which as of the date hereof are the properties listed on EXHIBIT C attached hereto.

              "OTHER REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property relating to conference sales, photography services; from or by reason of the operation of the Peddler's Gift Shop and General Store on the Property; from or by reason of the non-golf recreational facilities on the Property, including without limitation, swimming pools and tennis courts; and any such revenue not included in the other Revenue Categories, provided, however that Other Revenue shall not include General Revenue Exceptions.

              "OVERDUE RATE" means, on any date, a rate equal to the Prime Rate plus an additional five percent (5%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

              "OWNER'S SHARES" means limited partnership interests in the Partnership.

              "PARTNERSHIP" means Golf Trust of America, L.P., a Delaware limited partnership.

              "PERCENTAGE RENT" means, the amount as calculated in Exhibit F-2 and payable in accordance with SECTION 4.3 below.

              "PERMITTED ASSIGNEE" means a Person or an Affiliate of a Person meeting one or more of the following standards:

                     (a) an existing lessee under a lease with Landlord or any Affiliate of Landlord who is not then in default under its lease;

                     (b) any entity affiliated with an entity acquiring from Tenant or an Affiliate of Tenant its resort and related operations located at or adjacent to the Property, and provided such entity (i) is not generally recognized in the community as being of ill-repute or as being in any other manner a Person with whom or with which a prudent business person would not wish to associate in a commercial venture and (ii) shall have the financial resources sufficient to enable it to satisfy the obligations of Tenant under this Lease (provided for purposes of this subsection (ii) such entity shall not be required to have financial resources in excess of those of Tenant at the time of such transfer); and

                     (c) a list of pre-approved assignees prepared by Landlord from time to time in consultation with the Advisory Association.

              "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trusts companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

              "PLEDGE AND SECURITY AGREEMENT" means that certain pledge and security agreement by and between Tenant and Landlord relating to the pledge of Tenant's interest in the Rental Home

Agreements and of certain vehicles, in a form as agreed by the parties.

              "PLEDGED OWNER'S SHARES" means the Owner's Shares pledged pursuant to the Primary Collateral Pledge Agreement, and the stock pledged pursuant to the Secondary Collateral Pledge Agreement.

              "PRIMARY COLLATERAL" means the collateral pledged to Landlord pursuant to the Primary Collateral Pledge Agreement.

              "PRIMARY COLLATERAL PLEDGE AGREEMENT" means that certain pledge agreement, by and between Tenant and Landlord, in the form attached hereto as EXHIBIT D.

              "PRIMARY INTENDED USE" means the operation of golf courses and a hotel, and the operation of the related resort and conference facilities and other uses and activities incidental to the operation thereof, including development and sale of condominium units.

              "PRIME RATE" means on any date, a rate equal to the annual rate on such date announced by Nationsbank, N.A., or its successor entity, to be its prime rate or, if the prime rate is discontinued, the base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

              "PROPERTY" means the Real Property, the Tangible Personal Property and the Intangible Personal Property.

              "REAL PROPERTY" means the Land and the Improvements, and all easements and appurtenances attached thereto.

              "RENT" means, collectively, the Base Rent and Percentage Rent.

              "RENTAL HOME AGREEMENTS" means those certain lease agreements between Tenant and the owners of condominium units associated with the Property.

              "RENTAL POOL REVENUE" means all revenue received by Tenant from the condominium units associated with the Property, provided however that Rental Pool Revenue shall not include:

       (a)    General Revenue Exceptions; or

       (b) payments by Tenant to the owners of such condominium units pursuant to the leases thereof.

              "REVENUE CATEGORIES" means, together, Golf Revenue, Golf Merchandise Revenue, Food and Beverage Revenue, Hotel Revenue, Rental Pool Revenue, or Other Revenue and "Revenue Category" means any of them.

              "SECOND BREAKPOINT" means the amount for a particular Revenue Category for the relevant period as shown on EXHIBIT F-1.

              "SECOND PERCENTAGE" means the percentage for a particular Revenue Category as shown on EXHIBIT F-1.

              "SECONDARY COLLATERAL" means the collateral pledged to Landlord pursuant to the Secondary Collateral Pledge Agreement and the Mortgage.

              "SECONDARY COLLATERAL PLEDGE AGREEMENT" means that certain pledge agreement, by and between Tenant and Landlord, in the form attached hereto as
EXHIBIT I.

              "STATE" means the State or Commonwealth in which the Property is located.

              "TANGIBLE PERSONAL PROPERTY" means all items of tangible personal property and fixtures (if any) owned by Landlord and located on or used solely in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, furniture, computers or other control systems, and equipment or machinery of every kind or nature, including all warranties and guaranties associated therewith, with the exception of golf carts.

              "TENANT" means Eagle Ridge Lease Company LLC and any successor thereto, or assignee thereof, as permitted by the terms of this Lease.

              "TENANT IMPROVEMENTS" has the meaning provided in Section 12.1.

              "TENANT'S PERSONAL PROPERTY" has the meaning provided in Section 8.2.

              "TERM" means, collectively, the Initial Term and any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

              "TERMINATION PAYMENT" means an amount calculated at the Expiration Date equal to the positive difference, if any, between one hundred thirty percent (130%) of Debt Service for the Fiscal Year 1998 and the Net Operating Income for the prior Fiscal Year, after funding the Capital Replacement Reserve Fund, divided by ten percent (10%).

              "THIRD BREAKPOINT" means the amount for a particular Revenue Category for the relevant period as shown on EXHIBIT F-1.

              "THIRD PERCENTAGE" means the percentage for a particular Revenue Category as shown on EXHIBIT F-1, as may be adjusted pursuant to Section 4.3.

              "TRUSTEE" has the meaning provided in Section 23.6.

              "UNAVOIDABLE DELAYS" means delays due to strikes, lockouts, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party responsible for performing an obligation hereunder, PROVIDED THAT lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

              "UNSUITABLE FOR ITS PRIMARY INTENDED USE" means a state of condition of the Property such that in the good faith judgment of Landlord, reasonably exercised, the Property cannot be operated on a commercially practicable basis for its Primary Intended Use.

              2.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Lease:

              (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

              (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Lease.

              (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

              (d) "Including" and variants thereof shall be deemed to mean "including without limitation."

              (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles then in effect.

              (f) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Lease and have participated in the preparation of this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any exhibits hereto.

                                     ARTICLE 3
                                        TERM

              3.1 INITIAL TERM. The Initial Term shall commence on the Commencement Date and shall terminate on December 31, 2002.

              3.2 EXTENSION OPTIONS. Landlord grants Tenant the right to extend the Initial Term of this Lease four (4) consecutive times for a period of five (5) years each (each such extension, an "Extended Term"). Tenant's option for an Extended Term shall be deemed to have been exercised, unless Tenant gives written notice to Landlord at least one hundred eighty (180) days prior to the termination of the then-current term that Tenant elects not to extend the current term. Tenant shall be entitled to exercise these options only if at the time of the commencement of the applicable Term or Extended Term no Event of Default shall then exist. During the Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, as the same may be amended, supplemented or modified.


                                     ARTICLE 4
                                        RENT

              4.1 RENT. Tenant will pay to Landlord, in lawful money of the United States of America, Rent during the Initial Term or any Extended Term. Payments of Base Rent shall be paid monthly, on the first day of each month in arrears, at Landlord's address set forth in Section 28.10 or at such other place or to such other Person as Landlord from time to time may designate in writing. The first monthly installment shall be prorated as to any partial month. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. No payment in addition to the payment of Rent shall be required in order to require Landlord to accrue the Capital Replacement Fund as provided in Section 12.4. Tenant shall receive a credit against Rent (or be paid directly, at Landlord's option) for any operating expense credits or operating revenues credited to Landlord pursuant to the Agreement which are applicable to any period in the Lease Term (E.G., credit for real property taxes, membership dues, sublease rents, etc.) and conversely Tenant shall reimburse Landlord for any operating expenses paid for by Landlord pursuant to the Agreement which are the responsibility of Tenant hereunder.

              4.2 INCREASE IN INITIAL BASE RENT. Beginning on January 1, 1999 and on each January 1 thereafter until this Lease is terminated, the Annual Base Rent will increase by five percent

(5%) (the "Base Rent Escalator") of the Annual Base Rent payable for the immediately preceding year, provided the January 1, 1999 increase shall be pro rated for the number of days in the Lease Term in 1998 divided by 365 and multiplied by the applicable Base Rent Escalator. In addition to the foregoing, on the first day of each month following any disbursement by Landlord pursuant to Section 12.9, the Annual Base Rent will increase further for the remainder of the Initial Term and any Extended Term, by (i) 9% times (ii) the sum the Landlord delivered to the Tenant as reimbursement of Landlord Improvements and Additional Improvements pursuant to Section 12.9 in the prior month.

              4.3    PERCENTAGE RENT.

       (a) In addition to Base Rent, Tenant shall pay Percentage Rent as provided herein. Beginning in the first year of the Initial Term and continuing for the Initial Term and any Extended Term, Tenant shall calculate the Percentage Rent in accordance with Exhibit F-2 attached hereto and incorporated herein by reference for each Fiscal Quarter (or shorter period, if applicable) within twenty (20) days of the end of such Fiscal Quarter (or shorter period, if applicable) and submit such calculation in writing to Landlord by way of an Officer's Certificate. If the Percentage Rent for that Fiscal Quarter (or shorter period, if applicable) is greater than the Base Rent for the same Fiscal Quarter (or shorter period, if applicable) (and, following the Fiscal Quarter ending March 31, on a year-to-date basis), on a pro-rata basis then Tenant shall pay to Landlord the Percentage Rent upon submittal of the Officer's Certificate. The Percentage Rent payable in any period in any Fiscal Year shall be adjusted to reflect the Percentage Rent paid on a year-to-date cumulative basis for the Fiscal Year (pro rated for any partial periods). Tenant shall receive a credit against the payment of Percentage Rent in an amount equal to the increase in the Base Rent over the Initial Base Rent.

       (b) In the event Net Cash Flow exceeds One Million Dollars ($1,000,000) in the Fiscal Year prior to the commencement of an Extended Term, at the commencement of such Extended Term, and Landlord and Tenant jointly determine that Net Cash Flow is expected to exceed One Million Dollars ($1,000,000) in the succeeding Fiscal Year (a "Material Cash Flow Excess"), either (i) the Third Percentages shown on Exhibit F-1 for certain Revenue Categories shall be adjusted upwards on a prorata basis (based on the Incremental Revenue for such Revenue Category relative to the total Incremental Revenue), and/or (ii) if and to the extent such Material Net Cash Flow Excess is attributable (in whole or in part) to factors other than increases in Gross Revenue, the First and/or Second Percentages may be adjusted upwards and/or Percentage Rent Breakpoints may be adjusted downwards such that, if the increased Percentages or adjusted Percentage Rent Breakpoints were applied to the succeeding Fiscal Year's Gross Revenue, Net Cash Flow (stabilized to reflect historical and projected Net Cash Flow for the succeeding Fiscal Year) for the succeeding Fiscal Year would not exceed One Million Dollars ($1,000,000).

       (c)    At the request of Tenant, following the expiration of the ninety
(90) day period after each of the first and second Fiscal Years, Landlord shall review the quarterly Percentage Rent Breakpoints for one or more Revenue Categories for the then current Fiscal Year (as shown on Exhibit F-1 attached hereto) to adjust such quarterly amounts to reflect material differences in the actual amounts earned for such Revenue Category for such quarter in the preceding Fiscal Year. In no event shall such adjustments change the total annual Percentage Rent Breakpoints for such Fiscal Year for such Revenue Category as shown on Exhibit F-1.

       (d) Notwithstanding anything to the contrary herein, items of Gross Revenue allocated to or items noted as General Revenue Exceptions deducted from one Revenue Category shall not be allocated to or deducted from any other Revenue Category. The parties agree to reasonably allocate each item of Gross Revenue to a Revenue Category based on the definition of such Revenue Category. The items listed as General Revenue Exceptions shall be deducted from a Revenue Category only to the extent such item was included in Gross Revenue for such Revenue Category.

              4.4    ANNUAL RECONCILIATION OF PERCENTAGE RENT.  Within sixty
(60) days after the end of each Fiscal Year, or after the expiration or termination of this Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the Gross Revenue for each Revenue Category for the Fiscal Year just ended, and (ii) a comparison of the amount of the Percentage Rent actually paid during such Fiscal Year versus the amount of Percentage Rent actually owing on the basis of the annual calculation of the Gross Revenue for each Revenue Category. If the Percentage Rent for such Fiscal Year exceeds the sum of the quarterly payments of Percentage Rent previously paid by Tenant, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If the Percentage Rent for such Fiscal Year is less than the amount of Percentage Rent previously paid by Tenant, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Rent next coming due. Landlord shall have the right to audit all of Tenant's business operations at the Property so as to determine the calculation of Percentage Rent as provided in Section 12.6.

              4.5 RECORD-KEEPING. Tenant shall utilize an accounting system for the Property in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenue for each Revenue Category. Tenant shall retain all accounting records for each Fiscal Year conforming to such accounting system until at least five (5) years after the expiration of such Fiscal Year.

              4.6 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Tenant shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"). Except as otherwise provided in this Lease, all Additional Charges shall become due and payable at the earlier of (i) thirty
(30) days after either Landlord or the applicable third party delivery of an invoice to Tenant, or (ii) the date of delinquency with respect to Impositions.

              4.7 LATE PAYMENT OF RENT. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Percentage Rent or Additional Charges will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after the date such payment is due, Tenant will pay Landlord on demand, as Additional Charges, a late charge equal to the lesser of five percent (5%) of such installment or $1,000. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant and is not a penalty. In addition, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within five (5) days after the due date with respect to Base Rent or Percentage Rent or delivery of an invoice to Tenant with respect to the Additional Charge, the amount unpaid shall bear interest, from such due date to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord as Additional Charges. The acceptance of any late charge or interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

              4.8 NET LEASE. This Lease shall be a triple net lease and Rent shall be payable to Landlord without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, deduction or defense, except as expressly provided herein, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term.

              4.9 ALLOCATION OF REVENUES. In the event that individuals or groups purchase for a single price items which are both included and excluded from Gross Revenue for a Revenue Category (e.g., green fees and dinner), then Tenant agrees that revenues shall be allocated to the appropriate Revenue Category (based on the definition thereof) in a reasonable manner consistent with the historical allocation of such revenues.

                                     ARTICLE 5
                                 SECURITY DEPOSIT

              5.1 PLEDGE OF OWNERS SHARES AND MORTGAGE OF ADDITIONAL PARCELS. On or prior to the Commencement Date, Tenant shall cause the Primary Collateral Pledge Agreement, the Secondary Collateral Pledge Agreement, the Pledge and Security Agreement, the Mortgage and UCC-1 financing statements in connection therewith to be executed and, in the case of the Mortgage, recorded in the Official Records of Jo Daviess County, Illinois.

              5.2 LANDLORD'S LIEN. To the fullest extent permitted by applicable law, Landlord is granted a lien and security interest on all of Tenant's personal property now or hereafter located on the Property, and such lien and security interest shall remain attached to Tenant's personal property until payment in full of all Rent and satisfaction of all of Tenant's obligations hereunder; provided, however, Landlord shall subordinate its lien and security interest only to that of any third party lender or seller which finances Tenant's personal property, the terms and conditions of such subordination to be satisfactory to Landlord in its reasonable discretion. Tenant shall, upon the request of Landlord, execute such financing statements or other documents or instruments reasonably requested by Landlord to perfect the lien and security interests herein granted.

              5.3 PARTIAL RELEASE. The Secondary Collateral shall be released and shall no longer secure Tenant's or Tenant's Affiliates' obligations under this Lease, on the date that the audited financial statements delivered pursuant to Section 12.8(c) demonstrate that the ratio of the Net Operating Income of the Property during such year (after required funding of the Capital Replacement Reserve Fund) to an amount equal to Four Million Three Hundred Fifteen Thousand Dollars ($4,315,000), is equal to or greater than 1.20 to 1.00 on a trailing twelve (12) months basis, and Tenant has provided an Officer's Certificate to Landlord certifying to that effect (such date, the "RELEASE DATE."

              5.4 TERMINATION PAYMENT. On the Expiration Date, unless each option for an Extended Term has been exercised, Tenant shall pay to Landlord the Termination Payment, if any.

              5.5 TERMINATION OF RIGHTS OF USE. Tenant agrees and acknowledges that, from and after the termination or expiration of the Lease, Tenant shall have no further rights to use the Eagle Ridge Inn and the golf courses and other facilities on the Property.


                                     ARTICLE 6
                                    IMPOSITIONS

              6.1 PAYMENT OF IMPOSITIONS. Subject to Section 6.3 and Section 17.9, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of
Section 6.3 or Article 14. Upon request, Tenant shall promptly furnish to Landlord copies of official receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

              6.2 INFORMATION AND REPORTING. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has actual knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon reasonable request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon reasonable request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

              6.3 REFUNDS. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 17.

              6.4 UTILITY CHARGES. Tenant shall pay or cause to be paid prior to delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Property during the Term.

              6.5 ASSESSMENT DISTRICTS. Landlord shall not voluntarily consent to or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Property into a special assessment district or other taxing jurisdiction unless Tenant shall have consented thereto, which consent shall not be unreasonably withheld or delayed or unless Landlord agrees to pay the cost thereof.

                                     ARTICLE 7
                                   TENANT WAIVERS

              7.1 NO TERMINATION, ABATEMENT, ETC. Subject to Article 21 and except as otherwise specifically provided in this Lease, and except for those causes resulting from the willful misconduct or gross negligence of Landlord or any person whose claim arose under Landlord, (i) Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and (ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

              (a) any damage to, or destruction of, any Property or any portion thereof from whatever cause or any taking of the Property or any portion thereof;

              (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Property, or any portion thereof, the interference with such use by any Person, or by reason of eviction by paramount title;

              (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties;

              (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or

              (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

              Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or quit or surrender the Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

              7.2 CONDITION OF THE PROPERTY. Tenant acknowledges receipt and delivery of possession of the Property and that Tenant has examined and otherwise has knowledge of the condition of the Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Regardless, however of any inspection made by Tenant of the Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Property "as is" in its present condition. Tenant waives and releases any claim or cause of action against Landlord with respect to the condition of the Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY,
(xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR (xvi) COMPLIANCE OF THE PROPERTY WITH ANY LAW (INCLUDING ENVIRONMENTAL LAWS) OR LEGAL REQUIREMENTS. TENANT ACKNOWLEDGES THAT THE PROPERTY IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 7.2 HAVE BEEN NEGOTIATED AND REVIEWED BY TENANT'S LEGAL COUNSEL, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

              Tenant represents to Landlord that Tenant has examined the title to the Property prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (A) to Tenant's knowledge, fee simple title, except where the Property is held under a ground lease, (both legal and equitable) is in Landlord, (B) Tenant has only the leasehold right of possession and use of the Property as provided herein, (C) to Tenant's knowledge, the Improvements conform to all material Legal Requirements and all material Insurance Requirements, (D) to Tenant's knowledge all easements necessary or appropriate for the use or operation of the Property have been obtained, (E) all contractors and subcontractors retained by Tenant who have performed work on or supplied materials to the Property have been fully paid, and all materials to the Property have been fully paid for, (F) the Improvements constructed by Tenant or any Affiliate of Tenant have been completed in all material respects in a workmanlike manner of first class quality, and (G) to Tenant's knowledge all equipment necessary or appropriate for the use or operation of the Property has been installed and is presently operative in all material respects.

                                     ARTICLE 8
                      OWNERSHIP OF TANGIBLE PERSONAL PROPERTY

              8.1 PROPERTY. Tenant acknowledges that (i) the Property has been transferred to Landlord and leased to Tenant, (ii) the Property is the property of Landlord and (iii) that Tenant has only the right to the use of such Property during the Term of and upon the terms and conditions of this Lease.

              8.2 TENANT'S PERSONAL PROPERTY. Tenant shall maintain all of the Property, whether initially included in the Lease or thereafter acquired by Landlord or Tenant, in good condition and repair, normal wear and tear excepted. Upon the loss, destruction or obsolescence of any Tangible Personal Property, Tenant shall replace such property with replacements of the same type and quality as initially in place, which such property will be owned by Tenant except to the extent acquired with funds from the Capital Replacement Fund ("Tenant's Personal Property"). Upon the expiration or sooner termination of this Lease, the Tenant's Personal Property shall transfer to Landlord without requirement of any bill of sale or assignment; provided Landlord, at its election, may require Tenant to execute such documentation as Landlord may require to evidence such transfer. Tenant shall not remove any Tangible Personal Property from the Property upon termination of the Lease. If any of such Tangible Personal Property is stored away from the Property, Tenant will provide Landlord with proper access to the storage facility.

              8.3 TENANT'S OBLIGATIONS. Tenant shall provide and maintain, or cause to be provided and maintained, during the entire term of the Lease, all Tangible Personal Property, as well as merchandise for sale to the public, and food and beverage, as shall be necessary in order to operate the Property in compliance with (a) all applicable Legal Requirements, (b) customary practices in the golf industry, and (c) such other reasonable requirements imposed by Landlord from time to time.

              8.4 LANDLORD'S WAIVERS. Any lessor of Tenant's Personal Property may, upon notice to Landlord and during reasonable hours, enter the Property and take possession of any of Tenant's Personal Property without liability for trespass or conversion upon a default by Tenant, provided that such lessor provide Landlord with the opportunity to cure the defaults of Tenant on terms and conditions satisfactory to such lessor and Landlord.

                                     ARTICLE 9
                                  USE OF PROPERTY

              9.1 USE. After the Commencement Date and during the Term, Tenant shall use or cause to be used the Property and the improvements thereon for its Primary Intended Use and shall operate the Property to maximize its long term value. Tenant shall not use the Property or any portion thereof for any other use without the prior written consent of Landlord, in Landlord's absolute discretion. No use shall be made or permitted to be made of the Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Property or any part thereof, nor shall Tenant sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Property and Tenant's Personal Property.

              9.2 SPECIFIC PROHIBITED USES. Tenant shall not use or occupy or permit the Property to be used or occupied, nor do or permit anything to be done in or on the Property, in a manner which would (i) violate or fail to comply with any law, rule or regulation or Legal Requirement, (ii) subject to
Article 12, cause structural injury to any of the Improvements or (iii) constitute a public or private nuisance or waste. Tenant shall not allow any Hazardous Material to be located in, on or under the Property, or any adjacent property, or incorporated in the Property or any improvements thereon except in compliance with applicable law (including any Environmental Laws). Tenant shall not allow the Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Tenant shall neither suffer nor permit the Property or any portion thereof, including

Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Property or any portion thereof, or (iii) is in material violation of any applicable Environmental Law.

              9.3 MEMBERSHIP SALES. Tenant shall not sell and/or classify or reclassify memberships, or set initiation fees or other charges which results in a reduction in the individual membership dues payable by members at the Property without the consent of the Landlord, which consent shall not be unreasonably withheld or delayed. In addition, Tenant shall not materially increase the number of golfing memberships in any calendar year at the Property if such sales would diminish the long-term value of the Property.

              9.4 LANDLORD TO GRANT EASEMENTS, ETC. Landlord shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense: (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) dedicate or transfer unimproved portions of the Property for road, highway or other public purposes; (iv) execute petitions to have the Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Property; and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Property), but only upon delivery to Landlord of an Officer's Certificate (which Officer's Certificate, if contested by Landlord, shall not be binding on Landlord) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Property and does not materially reduce its value or usefulness for the Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this Section 9.4 without obtaining Tenant's approval, which approval shall not be unreasonably withheld or delayed; provided no such approvals shall be required by Landlord for Landlord to grant at Tenant's request easements in the normal course of operations which do not materially adversely affect the value of the Property.

              9.5 TENANT'S ADDITIONAL COVENANTS. Tenant shall (a) join the Advisory Association and cooperate in the reasonable activities of such association; (b) at its election, engage in reasonable cross-marketing endeavors with the members of the Advisory Association.

              9.6 VALUATION OF REMAINDER INTEREST IN LEASE. Tenant hereby represents that, at the end of the Term, including all Extended Terms, it expects that the Land and each of the Improvements will have a fair market value (determined without regard to any increase or decrease for inflation or deflation during the Term) equal to at least twenty percent (20%) of the fair market value of the Land and each of the Improvements at the Commencement Date. Tenant further represents that, at the end of the Term, including all Extended Terms, it expects that the Land and each of the Improvements will have a remaining useful life equal to at least twenty percent (20%) of its expected useful life at the Commencement Date.

                                     ARTICLE 10
                                HAZARDOUS MATERIALS

              With respect to the Property and solely for purposes of this
Article 10, with respect to the Additional Parcels (as defined in the Development Agreement), Tenant hereby represents, warrants, and covenants to Landlord as follows:

              10.1 REMEDIATION. If Tenant becomes aware of the presence of any Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under the Property or if Tenant, Landlord, or the Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Property, Tenant shall, at its sole expense, but subject to the last sentence of Section 10.2, carry out and complete any required investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Property in a timely manner, Landlord shall have the right, but not the obligation, to carry out such action and to recover its costs and expenses therefor from Tenant as Additional Charges.

              10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall pay, protect, indemnify, save, hold harmless and defend Landlord, the Company, Affiliates of the Company and Landlord (including, without limitation, their respective officers, directors and controlling persons), and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive or consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental
Law) in respect of the Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, or (d) by reason of a breach of a representation or warranty in Sections 10.1 through 10.5 of this Lease. Notwithstanding the foregoing or any other provision of this Lease (including, without limitation, Section 7.2, Section 10.4 and Article 23), Tenant shall not be liable, or otherwise be required to indemnify Landlord or the Company or any Affiliates of the Company for (i) any matters or events that arise after the Commencement Date that are not caused by any act or omission on the part of Tenant, or (ii) any matters or events that arise after the Commencement Date that are directly caused by a breach by Landlord of the terms of this Lease.

              10.3 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. Tenant's obligations and/or liability under this Article 10 arising during the Term hereof shall survive any termination of this Lease.

              10.4 ENVIRONMENTAL VIOLATIONS AT EXPIRATION OR TERMINATION OF LEASE. Notwithstanding any other provision of this Lease (except the last sentence of Section 10.2), if, at a time when the Term would otherwise terminate or expire, a violation of any Environmental Law has been asserted by Landlord and has not been resolved in a manner reasonably satisfactory to Landlord, or has been acknowledged by Tenant to exist or has been found to exist at the Property or has been asserted by any governmental authority and Tenant's failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the leasability of the Property upon the expiration of the Term, then, at the option of Landlord, the Term shall be automatically extended with respect to the Property beyond the date of termination or expiration and this Lease shall remain in full force and effect under the same terms and conditions beyond such date with respect to the Property until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) 12 months beyond such expiration or termination date; PROVIDED, that Tenant may, upon any such extension of the Term, terminate the Term by paying to Landlord such amount as is necessary in the reasonable judgment of Landlord to complete or perform such remedial action.

              10.5 ENVIRONMENTAL STATEMENTS. Promptly upon Tenant's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Property or any adjacent property, Tenant shall notify Landlord in writing of (a) the existence of any such Hazardous Material; (b) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (c) any claim made or threatened by any Person against Tenant or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (d) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                                     ARTICLE 11
                               MAINTENANCE AND REPAIR

              11.1 TENANT'S OBLIGATIONS. Tenant, at its expense, will operate and maintain the Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Property or any portion thereof) and in accordance with any applicable Legal Requirements, and, except as otherwise provided in
Article 15, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). Tenant shall operate and maintain the Property in accordance with the maintenance practices of the Property at the Commencement Date and otherwise in a manner comparable to other comparable golf courses (including the related resort and conference facilities) in the vicinity of the Property. Landlord may consult with the Advisory Association from time to time with respect to Tenant's compliance with its maintenance and operation obligations under this Section 11.1, and Landlord and representatives of Advisory Association shall have the right from time to time to enter the Property for the purpose of inspecting the Property. If Landlord, in consultation with the Advisory Association, determines that Tenant has failed to comply with its maintenance and operation obligations under this Section 11.1, Landlord shall provide written notice to Tenant setting forth a list of remedial work and/or steps to be performed by Tenant. Tenant shall promptly and diligently perform such remedial work and/or steps as recommended by Landlord, provided if Tenant objects to one or more of the remedial obligations proposed by Landlord, then the matter shall be submitted to the dispute resolution procedure set forth in Section 12.7. Tenant will not take or omit to take any action the taking or omission of which could reasonably be expected to impair the value or the usefulness of the Property or any part thereof for its Primary Intended Use. In no event shall Tenant be deemed to be in violation of this Section 11.1 if Tenant has requested that Landlord disburse available funds from the Capital Replacement Reserve to cure such default by making capital repairs, improvements or replacements and Landlord has not consented to such disbursement.

              11.2 WAIVER OF STATUTORY OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

              11.3 MECHANIC'S LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Property, or any portion thereof.

              11.4 SURRENDER OF PROPERTY. Unless the Lease shall have been terminated pursuant to the provisions of Article 15, Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Property to Landlord in good condition (including without limitation a fully-stocked food and beverage inventory)(subject to the obligation of Tenant to maintain the Property in good order and repair during the entire Term of the Lease).

                                     ARTICLE 12
          TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL STATEMENTS

              12.1 TENANT'S RIGHT TO CONSTRUCT. Subject to the prior written approval of Landlord in its reasonable discretion, during the Lease Term Tenant may make alterations, additions, changes and/or improvements to the Property (individually, a "Tenant Improvement," and collectively, "Tenant Improvements"), provided any Tenant Improvements costing $250,000 or less shall not require approval of Landlord. Except as set forth in
Section 12.9 below, any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to Person or property, Tenant will submit plans and specifications for any Tenant Improvements, in the form necessary for any required building permits, to Landlord for Landlord's prior written approval, such approval not to be unreasonably withheld or delayed and withheld or delayed and shall not be withheld so long as such alterations, additions, changes and/or improvements do not have a material adverse affect on the value of the Property.

              Upon approval by Landlord:

              (a) Tenant shall diligently seek all governmental approvals and any other necessary private approvals (E.G., ground lessor, mortgagee, etc.) relating to the construction of any Tenant Improvement; and

              (b) once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such Tenant Improvement to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Property; and

              (c) Tenant shall not suffer or permit any mechanics' liens exceeding One Hundred Thousand Dollars ($100,000) in the aggregate at any one time to exist against the Property (and with respect to such liens will cause them to be removed of record or bonded over not less than thirty (30) days prior to scheduled foreclosure pursuant to any such liens) or suffer or permit any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Property or any part thereof, and Tenant agrees to hold Landlord and the Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

              (d) all work shall be performed in a good and workmanlike manner.

              12.2 SCOPE OF RIGHT. Subject to Section 12.1, at Tenant's cost and expense, Tenant shall have the right to:

              (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

              (b) erect upon the Property such Tenant Improvements as Tenant deems desirable; and

              (c) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Property in accordance with its Primary Intended Use.

              12.3   COOPERATION OF LANDLORD.

              (a) Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement approved by Landlord in accordance with Section 12.1 of this Lease within ten (10) Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

              Landlord shall have the right at any time and from time to time to post and maintain upon the Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature.

              (b) In addition Landlord shall also make available to Tenant a loan, on a non-recourse basis, to be evidenced by a promissory note, up to an additional One Million Dollars ($1,000,000) (the "Loan Amount"). Upon written notice to Landlord which details the use to which such funds shall be applied and the unavailability of operating cash flow sufficient to make such payments, Tenant may apply all or any part of the Loan Amount to satisfy Tenant's obligations under this Lease and to fund operating expenses and additional capital improvements. Tenant shall provide Landlord with monthly and annual operating budgets for the Property (in addition to the annual budgets prepared pursuant to Section 12.7) which shall include, without limitation, payroll expenses, management fees, maintenance expenses and working capital requirements for the Property. The Loan Amount will be applied in the following priority: (i) first, to fund any portion of the Annual Base Rent or Percentage Rent; (ii) second, to fund the Capital Replacement Reserve Fund; and (iii) third, operating expenses for the Property (including, without limitation, payroll expenses, maintenance fees, management fees and working capital requirements. Notwithstanding the foregoing, with the consent of Landlord, Tenant may apply the Loan Amount to current or future capital improvements at the Property. No more than Five Hundred Thousand Dollars ($500,000) per year of the Loan Amount may be allocated to distributions or management fees to Tenant or any Affiliate of Tenant or any manager of the resort or the golf facilities on the Property. Interest on the Loan Amount shall accrue at ten percent (10%) per annum, shall be payable monthly in arrears from the date of disbursement and all principal shall be due and payable at the expiration of the Lease. Interest accrued on the Loan Amount shall be increased for each Fiscal Year by the Base Escalator if and to the same extent that Base Rent for such Fiscal Years is subject to increase by the Base Escalator.

              12.4 CAPITAL REPLACEMENT FUND. Tenant shall be obligated to pay to Landlord, and Tenant shall be obligated to accrue, the Capital Replacement Reserve. Amounts in the Capital Replacement Fund shall be and remain the property of Tenant, shall be subject to the rights of Landlord as herein provided, and shall be additional security for Tenant's obligations hereunder. The Capital Replacement Reserve shall be paid to Landlord by Tenant on the last day of each month. Amounts in the Capital Replacement Fund from time to time shall be deemed to accrue interest at a money market rate as reasonably determined by Landlord and such interest shall be credited to the Capital Replacement Fund. Upon the written request by Tenant to Landlord stating the specific use to be made and subject to the reasonable approval of Landlord, the Capital Replacement Fund shall be made available to Tenant for Capital Expenditures. Tenant shall have no rights with respect to any amounts in the Capital Replacement Fund except as provided herein. Subject to Landlord's approval of the Capital Expenditures (which approval shall not be unreasonably withheld and which shall be granted provided such improvements are reasonably expected to increase the long-term value of the Property), Landlord shall make available to Tenant amounts from the Capital Replacement Fund under the following conditions:

                         (a)       No Event of Default exists and is continuing;

                         (b) Tenant presents paid qualifying receipts or invoices;

                         (c) Such expenditures are included in the Capital Budget submitted to and approved by Landlord in accordance with
              Section 12.7 or will enhance the long-term value of the Property; and

                         (d) If from time to time Tenant shall expend monies beyond the balance in the Capital Replacement Fund, then Tenant shall be afforded the opportunity to present such paid invoices for reimbursement at later dates when the Tenant's reserve balance shall be replenished to a level that can support such expenditure.

              12.5 RIGHTS IN TENANT IMPROVEMENTS. All Tenant Improvements shall be the property of Landlord. However, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Lease Term exclusive of any Capital Expenditures paid for from amounts credited to the Capital Replacement Fund, as to which Landlord shall be entitled all income tax benefits.

              12.6 LANDLORD'S RIGHT TO AUDIT CALCULATION OF GROSS REVENUE. Landlord, at its own expense except as provided hereinbelow, shall have the right from time to time directly or though its accountants to audit the information set forth in the Officer's Certificate referred to in Section 4.4 for a period of five (5) years from receipt of such Officer's Certificate and in connection with such audits to examine Tenant's book and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Percentage Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; PROVIDED, HOWEVER, that as to any audit that is commenced more than twelve (12) months after the date Gross Revenue for any Fiscal Year is reported by Tenant to Landlord in the Officer's Certificate, the deficiency, if any, with respect to such Gross Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Gross Revenue actually received by Tenant for any Fiscal Year exceeds the Gross Revenue reported by Tenant in the Officer's Certificate by more than two percent (2%), then Tenant shall pay all reasonable costs of such audit and examination; provided Tenant shall have the right to submit the audit determination to arbitration in accordance with the procedures set forth in
Article 27. Landlord shall also have the right to review and audit from time to time Tenant's business operations including all books, records and financial statements of Tenant. Tenant shall promptly provide to Landlord copies of all such books, records, financial statements or any other documentation of Tenant's business operations reasonably requested by Landlord. Landlord shall keep confidential the contents of such books, records, financial statements and other documentations, provided Landlord shall be permitted to disclose the foregoing to its attorneys, accountants and advisors who agree to maintain the confidentiality of such information, and shall also be permitted to disclose the foregoing as may be necessary or appropriate in any public filings of the Company or GTA, Inc. or in any litigation proceedings.

              12.7 ANNUAL BUDGET. Not later than forty-five (45) days prior to the commencement of each Fiscal Year, Tenant shall prepare and submit to Landlord an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section
12.7. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in a form approved by Landlord for use throughout the Lease Term and show by quarter and for the year as a whole the following:

              (a) Tenant's reasonable estimate of Gross Revenue and Gross Operating Expenses itemized on schedules on a quarterly basis as approved by Landlord and Tenant, together with assumptions, in narrative form, forming the basis of such schedules.

              (b) An estimate of any amounts Landlord will be requested to provide for Capital Expenditures during the next two Fiscal Years, subject to the limitations set forth in Section 12.4.

              (c)    A cash flow projection.

              (d) A narrative description of any anticipated significant events, including, if requested by Landlord, a narrative description of any category of operating expenses that decrease or increase by five percent (5%) or more from the prior year's expenses.

              (e) Tenant's reasonable estimate for each Fiscal Quarter of the Percentage Rent to be paid for such quarter.

              Landlord shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve or disapprove the Annual Budget, which approval shall not be withheld so long as such Annual Budget is reasonably designed to enhance the long-term value of the Property. If the parties are not able to reach agreement on the Annual Budget for any Fiscal Year during Landlord's thirty (30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempts shall include, if requested by either party, at least one (1) meeting of executive-level officers of Landlord and Tenant and one (1) meeting with the directors of the Advisory Association. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Fiscal Year after complying with the foregoing requirements of this Section 12.7, the parties shall adopt such portions of the Operating Budget and the Capital

Budget as they may have agreed upon, and any matters not agreed upon shall be referred to a dispute resolution committee composed of three (3) members of the Advisory Association unaffiliated with Tenant and two (2) members of the board of directors of the Company. Such committee shall be responsible for resolving any such disagreement and the parties agree that the determination of such dispute resolution committee shall be binding on the parties. In resolving such dispute the committee shall base its determination on whether the Annual Budget is reasonably designed to enhance the long-term value of the Property. Pending the results of such resolution or the earlier agreement of the parties, (i) if the Operating Budget has not been agreed upon, the Property will be operated in a manner consistent with the prior year's Operating Budget until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically required by Landlord or are otherwise required to comply with Legal Requirements or Insurance Requirements. Tenant shall operate the Property in a manner reasonably consistent with the Annual Budget.

              12.8   FINANCIAL STATEMENTS.

              (a) Tenant shall utilize, or cause to be utilized, an accounting system for the Property in accordance with its usual and customary practice, and in accordance with GAAP, that will accurately record all data necessary to compute Percentage Rent, and Tenant shall retain for at least five
(5) years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent. The books of account and all other records relating to or reflecting the operation of the Property shall be kept either at the Property or at Tenant's offices in Scottsdale, Arizona. Such books and records shall be available to Landlord and its representatives for examination, audit, inspection and transcription.

              (b) Tenant shall furnish to Landlord within thirty (30) days of the end of each Fiscal Quarter unaudited financial statements for the Fiscal Quarter and year to date, together with the same information for the comparable prior Fiscal Quarter and year to date, including the following: results of operations, a balance sheet, statements of cash flows and statement of changes in owner's equity. If Landlord requests, Tenant shall provide reviewed financial statements for such Fiscal Quarter; provided, however, such review shall be at Landlord's expense. Each quarterly report shall also include a narrative explaining any deviation in any major revenue or expense category or operating expenses (by category) of more than ten percent (10%) from the amounts set forth on the Annual Budget, together with, if appropriate a revised Annual Budget, which budget shall be subject to Landlord's review and approval as provided in Section

12.7. Each quarterly report shall also forecast any projected Percentage Rent payable for the following Fiscal Quarter.

              (c) For each Fiscal Year, Tenant shall deliver to Landlord within seventy five (75) days of the end of such Fiscal Year financial statements prepared in accordance with GAAP and audited by any nationally recognized independent accounting firm licensed to practice before the Securities and Exchange Commission.

              (d) If requested by Landlord, Tenant will make available to Landlord and the Company and their respective lenders, underwriters, counsel, accountants and advisors such additional information and financial statements with respect to Tenant and the Property as Landlord may reasonably request without any additional cost to Tenant, and Tenant agrees to reasonably cooperate with Landlord and the Company in effecting public or private debt or equity financings by the Landlord or the Company, without any additional cost to Tenant, modifications to this Lease or the requirement of additional collateral from Tenant.

              12.9   LANDLORD IMPROVEMENTS.

       (a) Landlord agrees to make those certain Tenant Improvements for each category as described in the "Preliminary" column on Exhibit J hereto in an amount not to exceed One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000) (the "Landlord Improvements") in accordance with the time periods set forth on Exhibit J, but in no event to exceed one (1) year from the Closing Date (the "Improvement Period"). On a monthly basis during the Improvement Period, upon Tenant's completion of all or any portion of the Landlord Improvements, upon Tenant's written request with the support documentation described in Exhibit H hereto, Landlord will reimburse Tenant for the cost of such portion of Landlord Improvements.

       (b) Landlord further agrees to make additional life safety improvements and other improvements as may enhance the value of the Property which may include those improvements described in the "Revised" column on Exhibit J and in excess of the amount shown in the "Preliminary" column for such category (as determined by Landlord in its reasonable discretion) (the "Additional Improvements") in an amount not to exceed One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000) on the terms and conditions set forth herein. From and after such time as the Net Operating Income for the Property (after funding the Capital Replacement Reserve Fund) reaches, for any trailing twelve (12) month period, 110% of the Debt Service payable by Tenant in the immediately preceding twelve (12) month period, Tenant may obtain Landlord's approval of any such proposed Additional Improvements and may, on a monthly basis, upon completion of all or any portion of the Additional Improvements, upon Tenant's written request with the support documentation described in Exhibit H hereto, obtain reimbursement from Landlord for the cost of such portion of the Additional Improvements.

       (c) Landlord appoints Tenant as its agent to make the Landlord Improvements and Additional Improvements, and Tenant indemnifies and holds Landlord harmless from and against all costs, damages and liabilities (including legal fees) arising from the making of the Landlord Improvements and Additional Improvements by Tenant.


                                     ARTICLE 13
                    LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS

              13.1 LIENS. Subject to the provisions of Article 14 relating to permitted contests, Tenant will not directly or indirectly create or allow to remain, and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Property or any attachment, levy, claim or encumbrance emanating from Tenant's actions or negligence, not including, however:

              (a)    this Lease and any liens permitted by this Lease;

              (b) the matters, if any, that existed as of the Commencement Date, as set forth on the title policy received by Landlord;

              (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 9.4 of this Lease;

              (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder;

              (e)    subleases or licenses permitted by Article 23;

              (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as such liens are in the process of being contested as permitted by Article 14;

              (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (PROVIDED THAT such liens are in the process of being contested as permitted by Article 14) or not yet due; and

              (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 25 or any other liens arising through or under Landlord.

              13.2 ENCROACHMENTS AND OTHER TITLE MATTERS. Subject to Article 21 and excepting any matters granted or created by Landlord after the Commencement Date, if any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Property is subject, or the use of the Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligation under this Section 13.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                     ARTICLE 14
                                 PERMITTED CONTESTS

              14.1 AUTHORIZATION. Tenant, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 13.1; provided, however, that nothing in this Section 14.1 shall limit the right of Landlord to contest the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim with respect to the Property (and Tenant shall reasonably cooperate with Landlord with respect to such contest), and, FURTHER PROVIDED THAT:

              (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Property, and neither the Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

              (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this
       Section 14.1(b), however, shall permit Tenant to delay compliance with any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

              (c) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Property or the Rent by reason of such non-payment or noncompliance, PROVIDED, HOWEVER, the provisions of this Article 14 shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder;

              (d) no such contest shall interfere in any material respect with the use or occupancy of the Property;

              (e) in the case of an Insurance Requirement, the coverage required by Article 15 shall be maintained; and

              (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

              14.2 INDEMNIFICATION OF LANDLORD. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                     ARTICLE 15
                                     INSURANCE

              15.1 GENERAL INSURANCE REQUIREMENTS. During the Lease Term, Tenant shall at all times keep the Property, and all property located in or on the Property, including all Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State, and shall otherwise meet the requirements set forth in Section
15.5 of this Lease. The policies must name Landlord as an additional insured or loss payee, as applicable. Losses shall be payable to Landlord and/or Tenant as provided in this Article 15. In addition, the policies shall name as a loss payee any Facility Mortgagee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment in excess of $250,000 shall require the written consent of Landlord, Tenant, and each Facility Mortgagee, if any. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Property, including the Improvements, Fixtures, Tangible and Intangible Personal Property and any Tenant Improvements, shall insure against the following risks:

              (a) ALL RISK. Loss or damage by all risks or perils including, but not limited to, fire, vandalism, malicious mischief and extended coverages, including sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof covering all structures built on the Property and all Tangible Personal Property; and further provided the Tangible Personal Property may be insured at its fair market value.

              (b) LIABILITY. Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts (including an applicable umbrella policy) not less than five million dollars ($5,000,000) per occurrence and in the aggregate.

              (c) FLOOD. Flood insurance (when the Property is located in whole or in material part a designated flood plain area) in an amount similar to the amount insured by comparable golf course properties in the area. Notwithstanding the foregoing, Tenant shall not be required to participate in the National Flood Insurance Program or otherwise obtain flood insurance to the extent not available at commercially reasonable rates; provided Tenant shall give Landlord written notice thereof prior to cancelling or not obtaining any flood insurance. Tenant may opt to insure the structures only, and not the Land, subject to the approval of Landlord, in Landlord's reasonable discretion.

              (d) WORKER'S COMPENSATION. Adequate worker's compensation insurance coverage for all Persons employed by Tenant on the Property in accordance with the requirements of applicable federal, state and local laws. Tenant shall have the option to self-insure up to five thousand dollars ($5,000) of the amount of insurance required in the event State law permits such self-insurance, subject to the approval of Landlord, in Landlord's sole and absolute discretion.

              15.2 OTHER INSURANCE. Such other insurance on or in connection with any of the Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Property and located in the geographic area where the Property is located.

              15.3 REPLACEMENT COST. In the event either party believes that the Full Replacement Cost of the insured property has increased or decreased at any time during the Lease Term, it shall have the right to have such Full Replacement Cost redetermined by the Impartial Appraiser. The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 15.3, as the case may be, to the amount so determined by the Impartial Appraiser.
Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

              15.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

              15.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article 15 shall be written in a form reasonably satisfactory to Landlord and by insurance companies rated not less than B+, XI by A.M. Best's Insurance Guide. Tenant shall pay all premiums for the policies of insurance referred to in Sections
15.1 and 15.2 and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Article 15, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand as Additional Charges. Each insurer issuing policies pursuant to this Article 15 shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Property for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Property.

              15.6 CHANGE IN LIMITS. In the event that Landlord shall at any time reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Sections 15.1 and 15.2 is either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Article 15; PROVIDED, HOWEVER, that the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall be as reasonably determined by Tenant so long as Tenant can reasonably demonstrate its ability to satisfy such deductible or amount of such self-retained insurance.

              15.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article 15, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; PROVIDED, HOWEVER, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article 15 are otherwise satisfied. The amount of this total insurance allocated to each of the Other Leased Properties, which amount shall be not less than the amounts required pursuant to Sections 15.1 and 15.2, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee.

              15.8 INSURANCE PROCEEDS. All proceeds of insurance payable by reason of any loss or damage to the Property, or any portion thereof, and insured under any policy of insurance required by this Article 15 shall (i) if greater than $250,000, be paid to Landlord and held by Landlord and (ii) if less than such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust deposited in an interest bearing account and shall be made available together with any interest for reconstruction or repair, as the case may be, of any damage to or destruction of the Property, or any portion thereof.

              15.9 DISBURSEMENT OF PROCEEDS. Any proceeds held by Landlord or Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; PROVIDED, HOWEVER, that Landlord shall disburse proceeds subject to the following requirements:

              (a) prior to commencement of restoration, (i) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (ii) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

              (b) Tenant shall have obtained and delivered to Landlord copies of all necessary governmental and private approvals necessary to complete the reconstruction or repair, including building permits, licenses, conditional use permits and certificates of need;

              (c) at the time of any disbursement, subject to Article 14, no mechanics' or materialmen's liens shall have been filed against any of the Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

              (d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (i) satisfactory evidence of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) waivers of liens, (iii) a satisfactory bring down of title insurance and

       (iv) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

              (e) each request for disbursement shall be accompanied by a certificate of Tenant, signed by a senior member or officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

              (f) to the extent actually held by Landlord and not a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds.

              15.10 EXCESS PROCEEDS, DEFICIENCY OF PROCEEDS. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Property (or in the event neither Landlord nor Tenant is required to or elects to repair and restore) shall be paid to Tenant. All salvage resulting from any risk covered by insurance shall belong to Tenant.

              If the costs of restoration or reconstruction exceeds the amount of proceeds received by Landlord or Tenant from insurance, Tenant shall pay for such excess cost of restoration or reconstruction, except that Tenant shall be entitled to withdraw from the Capital Replacement Fund an amount necessary to cover some or all of such excess; provided any amount so withdrawn must be restored by Tenant to the Capital Replacement Fund within two (2) years of such withdrawal.

              15.11  RECONSTRUCTION COVERED BY INSURANCE.

                     (a) DESTRUCTION RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15 and the Property thereby is rendered Unsuitable For Its Primary Intended Use, Tenant shall, at its election, either (i) diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction, or (ii) terminate the Lease and assign all of its rights to any insurance proceeds required under this Lease to Landlord.

                     (b) DESTRUCTION NOT RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term, the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15, but the Real Property is not thereby rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction; PROVIDED, HOWEVER, Tenant shall not be required to restore certain Tangible Personal Property and/or any Tenant Improvements if failure to do so does not adversely affect the amount of Rent payable hereunder or the Primary Intended Use in substantially the same manner immediately prior to such damage or destruction. Such damage or destruction shall not terminate this Lease; PROVIDED FURTHER, HOWEVER, if Tenant cannot within eighteen (18) months obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Property for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Tenant may terminate the Lease.

              15.12 RECONSTRUCTION NOT COVERED BY INSURANCE. If during the Term, the Property is totally or materially destroyed from a risk not covered by the insurance described in Article 15, whether or not such damage or destruction renders the Property Unsuitable For Its Primary Intended Use, Tenant shall restore the Property to substantially the same condition as existed immediately before the damage or destruction. Tenant shall have the right to use proceeds from the Capital Replacement Fund to perform such work, subject to the conditions set forth in Section 12.4 hereof.

              15.13 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration.

              15.14 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

              15.15 DAMAGE NEAR END OF TERM. Notwithstanding any other provision to the contrary in this Article 15, if damage to or destruction of the Property occurs during the last twenty-four (24) months of the Lease Term, and if such damage or destruction cannot reasonably be expected by Landlord to be fully repaired or restored prior to the date that is twelve (12) months prior to the end of the then-applicable Term, then either Landlord or Tenant shall have the right to terminate the Lease on thirty (30) days' prior notice to the other by giving notice thereof within sixty (60) days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention. If Landlord shall give Tenant a notice under this
Section 15.15 that it seeks to terminate this Lease at a time when Tenant has a remaining Extended Term, then such termination notice shall be of no effect if Tenant shall exercise its rights to extend the Term not later than the earlier of the time required by Section 3.2 or thirty (30) days after Landlord's notice given under this Section 15.15.

                                     ARTICLE 16
                                    CONDEMNATION

              16.1 TOTAL TAKING. If at any time during the Term the Property is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

              16.2 PARTIAL TAKING. If a portion of the Property is taken by Condemnation, this Lease shall remain in effect if the Property is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Property is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

              16.3 RESTORATION. If there is a partial taking of the Property and this Lease remains in full force and effect pursuant to Section 16.2, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 16.4, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.

              16.4 AWARD-DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagee, Tenant shall be entitled in the event Tenant restores the Property to receive from the Award disbursements in the same manner as the disbursement of insurance proceeds pursuant to Section 15.9. If and to the extent such Award specifically includes such items, Tenant shall also be entitled to disbursements, a sum attributable to the value, if any, of: (i) the loss of Tenant's business during the remaining term, (ii) any Tenant Improvements and
(iii) the leasehold interest of Tenant under this Lease.

              16.5 TEMPORARY TAKING. The taking of the Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Lease Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

                                     ARTICLE 17
                                 EVENTS OF DEFAULT

              17.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

              (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord; PROVIDED, HOWEVER, Tenant is only entitled to three (3) such notices per twelve (12) month period and that such notice shall be in lieu of and not in addition to any notice required under applicable law;

              (b) if Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof as soon as reasonably practicable following receipt of notice from Landlord of the default; PROVIDED, HOWEVER, that such notice shall be in lieu of and not in addition to any notice required under applicable law; PROVIDED FURTHER, HOWEVER, that the cure period shall not extend beyond thirty (30) days as otherwise provided by this Section 17.1(b) if the facts or circumstances giving rise to the default are creating a further harm to Landlord or the Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if this Lease were then to terminate;

              (c)    if Tenant shall:

                         (i) admit in writing its inability to pay its debts as
              they become due,

                         (ii) file a petition in bankruptcy or a petition to
              take advantage of any insolvency act,

                        (iii) make an assignment for the benefit of its
              creditors,

                         (iv) be unable to pay its debts as they mature,

                          (v) consent to the appointment of a receiver of itself
              or of the whole or any substantial part of its property, or

                         (vi) file a petition or answer seeking reorganization
              or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

              (d) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

              (e) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

              (f) if the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
       (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in accordance with Article 14); PROVIDED, HOWEVER, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

              (g) if, except as a result of damage, destruction or a partial or complete Condemnation, Tenant voluntarily ceases operations on the Property;

              (h) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect and the same has not been cured or remedied within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord; or

              (i) an "Event of Default" under the Primary Collateral Pledge Agreement, the Secondary Collateral Pledge Agreement [or the Mortgage];

              THEN, Tenant shall be declared to have breached this Lease. Landlord may terminate this Lease by giving Tenant not less than ten (10) days' notice (or no notice for clauses (c), (d), (e), (f) and (g)) of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

              17.2 PAYMENT OF COSTS. Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

              17.3 CERTAIN REMEDIES. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to Section 17.1, Tenant shall, to the extent permitted by law, if required by Landlord to do so, immediately surrender to Landlord the Property pursuant to the provisions of Section 17.1 and quit the same and Landlord may enter upon and repossess the Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Property subject to any requirement of law.

              17.4 DAMAGES. None of the following events shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting: (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Property, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Property to, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, as and for liquidated and agreed current damages for Tenant's default, and not as a penalty, either:

              (a)    the sum of:


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

                         (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

                         (ii)the worth at the time of award of the amount by
              which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such unpaid Rent that Tenant proves could have been reasonably avoided, and

                         (iii)the worth at the time of award of the amount by
              which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such unpaid Rent that Tenant proves could be reasonably avoided.

              In making the above determinations, the "worth at the time of the award" in subsections (i) and (ii) shall be determined by the court having jurisdiction thereof including interest at the Overdue Rate and the "worth at the time of the award" in subsection (iii) shall be determined by the court having jurisdiction thereof using a discount rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%) and the Percentage Rent shall be deemed to be the same as for the then-current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof; or

              (b) without termination of Tenant's right to possession of the Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

              17.5 ADDITIONAL REMEDIES. Landlord has all other remedies that may be available under applicable law.

              17.6 APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter or right, to the appointment of a receiver or receivers acceptable to Landlord of the Property and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

              17.7 WAIVER. If this Lease is terminated pursuant to Section 17.1, Tenant waives, to the extent permitted by


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

applicable law (a) any right of redemption, re-entry or repossession and (b) any right to a trial by jury.

              17.8 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State.

              17.9 IMPOUNDS. Landlord shall have the right during the continuance of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges (as hereinafter defined) as they become due. As used herein, "Impound Charges" shall mean real estate taxes on the Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

                                     ARTICLE 18
                     LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

              If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Article 17, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article 18 shall survive the expiration or earlier termination of this Lease.


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

                                     ARTICLE 19
                                 LEGAL REQUIREMENTS

              Subject to Article 14 regarding permitted contests, Tenant, at its expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural changes in any of the Improvements or interfere with the use and enjoyment of the Property; and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any party thereof.

                                     ARTICLE 20
                                    HOLDING OVER

              If Tenant shall for any reason remain in possession of the Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be deemed to be a tenant at sufferance during which time Tenant shall pay as rental each month, 125% of the aggregate of (i) the aggregate Base Rent and monthly portion of the Percentage Rent payable with respect to that month in the last Fiscal Year; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                     ARTICLE 21
                                    RISK OF LOSS

              During the Lease Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Property as a consequence of the damage or destruction thereof by fire, flood, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of gross negligence, willful misconduct or breach of this Lease by Landlord pursuant to Section 28.3, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article 21 entitle Tenant to any abatement of Rent.


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

                                     ARTICLE 22
                                  INDEMNIFICATION

              22.1 TENANT'S INDEMNIFICATION OF LANDLORD. Except as otherwise provided in Section 10.2 and notwithstanding the existence of any insurance provided for in Article 15, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all liabilities, obligations, claims, actual damages (but excluding consequential damages), penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord, the Company or Affiliates of the Company by reason of:

              (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining property, including, but not limited to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other equipment, pesticides, fertilizers or other substances, golf carts, tractors or other motorized vehicles present on or adjacent to the Property;

              (b) any use, misuse, non-use, condition, maintenance or repair of the Property;

              (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease);

              (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

              (e) any so-called "dram shop" liability associated with the sale and/or consumption of alcohol at the Property;

              (f) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Property to be performed by the landlord (Tenant) thereunder;

              (g) the negligence or alleged negligence of Landlord with respect to the Property; or

              (h) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article 14.

              22.2 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall protect, indemnify, save harmless and defend Tenant from


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

and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) imposed upon or incurred by or asserted against Tenant as a result of Landlord's gross negligence or willful misconduct.

              22.3 MECHANICS OF INDEMNIFICATION. As soon as reasonably practicable after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article 22, the indemnified party shall give notice thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article 22 as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the indemnified party may at all times participate in such defense at its expense, and PROVIDED FURTHER, HOWEVER, that the indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

              22.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS; AVAILABLE INSURANCE PROCEEDS. Tenant's or Landlord's liability for a breach of the provisions of this Article 22 arising during the term hereof shall survive any termination of this Lease. Notwithstanding anything herein to the contrary, each party agrees to look first to the available proceeds from any insurance it carries in connection with the Property prior to seeking indemnification or otherwise seeking to recover any amounts to compensate a party for its damages and then to seek indemnification only to the extent of any loss not covered by their available insurance proceeds.


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

                                     ARTICLE 23
                             SUBLETTING AND ASSIGNMENT

              23.1 PROHIBITION AGAINST ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its reasonable discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant or a Permitted Assignee) the Lease or any interest therein, all or any part of the Property, whether voluntarily, involuntarily or by operation of law. For purposes of this Article 23, a Change in Control of the Tenant shall constitute an assignment of this Lease.

              23.2   SUBLEASES.

                     (a) PERMITTED SUBLEASES. Without prejudice to Section 23.7, in no event shall Tenant sublease all or any portion of the Property (except to an Affiliate of Tenant or a Permitted Assignee) in a manner which is inconsistent with Tenant's obligation to enhance the long-term value of the Property, nor shall Landlord withhold its consent to any assignment or sublease of the Property which is consistent with such obligations. Tenant's proposed sublease or any of the following transfers shall require Landlord's prior written consent, which consent Landlord may withhold in its reasonable discretion provided Landlord determines that such sublease or transfer is inconsistent with Tenant's obligation to enhance the long-term value of the Property:

                          (i) Sublease or license to operate golf courses;

                         (ii) Sublease or license to operate golf
                     professionals' shops;

                        (iii) Sublease or license to operate golf driving
                     ranges;

                         (iv) Sublease or license to operate hotel and
                     conference facilities; and

                          (v) lease or license to operate any other portions
                     (but not the entirety) of the Property customarily associated with or incidental to the operation of the golf course which provide for an annual lease or license payment of in excess of $25,000 (which amount shall be increased by increases in the CPI from the Commencement Date).

                     (b) TERMS OF SUBLEASE. Each sublease with respect to the Property shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by this Section 23.2 shall affect or reduce any of the


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

       obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

                     (c) COPIES. Tenant shall, not less than sixty (60) days prior to any proposed assignment or sublease, deliver to Landlord written notice of its intent to assign or sublease, which notice shall identify the intended assignee or sublessee by name and address, shall specify the effective date of the intended assignment or sublease, and shall be accompanied by an exact copy of the proposed assignment or sublease. Tenant shall provide Landlord with such additional information or documents reasonably requested by Landlord with respect to the proposed transaction and the proposed assignee or subtenant, and an opportunity to meet and interview the proposed assignee or subtenant, if requested.

                     (d) ASSIGNMENT OF RIGHTS IN SUBLEASES. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not
       (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor
       (ii) accept any rents (other than customary security deposits) more than ninety (90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                     (e) LICENSES, ETC. For purposes of this Section 23.2, subleases shall be deemed to include any licenses, concession arrangements, management contracts (except to an Affiliate of the Lessee) or other arrangements relating to the possession or use of all or any part of the Property.

              23.3 TRANSFERS. No assignment or sublease shall in any way impair the continuing primary liability of Tenant hereunder, as a principal and not as a surety or guarantor, and


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

no consent to any assignment or sublease in a particular instance shall be deemed to be a waiver of the prohibition set forth in Section 23.1. Any assignment shall be solely of Tenant's entire interest in this Lease. Any assignment or other transfer of all or any portion of Tenant's interest in the Lease in contravention of the terms of this Lease shall be voidable at Landlord's option. Anything in this Lease to the contrary notwithstanding, Tenant shall not sublet all or any portion of the Property which is inconsistent with Tenant's obligation to maximize the long-term value of the Property, nor shall Landlord withhold its consent to any assignment or sublease of the Property which is consistent with such obligation.

              23.4 REIT LIMITATIONS. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Property or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest; or (iii) sublet or assign the Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 23.4 shall likewise apply to any further subleasing by any subtenant.

              23.5 RIGHT OF LANDLORD TO ACQUIRE LEASEHOLD. In addition to Landlord's rights in Section 23.1, from and after January 1, 2008, Landlord shall have the right to purchase ("Landlord's Right to Purchase Lease") Tenant's leasehold interest under this Lease and all rights, title and interest Tenant may have in the Property (Tenant's Leasehold Interest") on the terms and conditions set forth herein. Subject to the foregoing, Landlord may give Tenant written notice of its intent to exercise Landlord's Right to Purchase Lease at any time during the period between December 15, 2007 and the first Business Day of January of the immediately following calendar year (the "Exercise Period") (and for each such Exercise Period during an Extended Term of the Lease), and in any case, in no event later than thirty (30) days in advance of the proposed date of such purchase (the "Purchase Date"). On such Purchase Date, Landlord shall purchase Tenant's Leasehold Interest, and shall pay to Tenant in immediately available funds an amount equal to the product of (a) Net Cash Flow for the previous Calendar Year (inclusive of management fees) and (b) the number of years remaining under the Lease (assuming Tenant exercised all options


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

for Extended Terms hereunder) (the "Remaining Years"), increased by three percent (3%) for each Remaining Year and discounted to present value at twelve percent (12%) for each Remaining Year (the "Leasehold Purchase Price"). Notwithstanding anything to the contrary herein, closing costs and prorations for any such purchase shall be paid by the parties as is customary for comparable transactions in the city, county and state where the Property is located. Concurrent with Landlord's purchase of the Lease hereunder, Landlord shall release all collateral pledged by Tenant pursuant to the Primary Collateral Pledge Agreement, the Secondary Collateral Pledge Agreement, the Mortgage, and all other deposits then being held by Landlord under the Lease. Notwithstanding anything to the contrary in the foregoing, the Leasehold Purchase Price shall not be less than the greater of (i) $2,500,000 or (ii) the amount calculated in the formula set forth above assuming an annual Net Cash Flow of $400,000.

              23.6   BANKRUPTCY LIMITATIONS.

              (a) Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively, the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

              (b) If the Trustee proposes to assume or to assign this Lease or sublet the Property (or any portion thereof) to any Person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to receive and assignment of this Lease or subletting of the Property to Landlord or Landlord's designee upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.


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

              (c) The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures any Event of Default then existing or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) any proposed assignee of this Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least One Million Dollars ($1,000,000) or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the requirements of (i) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (ii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Property. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

              (d) The parties agree that for the purposes of the Bankruptcy code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss", (the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default obligations of Tenant to pay money under this Lease and all attorneys' fees and related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings).

              (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

              23.7 MANAGEMENT AGREEMENT. Tenant shall not enter into any management agreement that provides for the management and operation of the Hotel by an unaffiliated third party without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed for any hotel management company specializing in luxury hotels which is comparable in reputation and market segment to Sheraton or Westin. Tenant shall not enter into any management agreement that provides for the management and operation of the golf courses on the Property, and all operations related thereto, by an unaffiliated third party without prior written consent of Landlord, which shall not be unreasonably withheld for any golf management company which is comparable in reputation and market segment to Troon Golf, L.L.C. Notwithstanding the foregoing Landlord shall be deemed to have consented to Sheraton and Westin (with respect to hotel management) and Troon Golf L.L.C. or its wholly-owned subsidiary (with respect to golf management).

                                        ARTICLE 24
                    OFFICER'S CERTIFICATES AND OTHER STATEMENTS

              24.1 OFFICER'S CERTIFICATES. At any time, and from time to time upon Tenant's receipt of not less than ten (10) days' prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that:

              (a) this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

              (b)    the dates to which the Rent has been paid;

              (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge;

              (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant; and

              (e) responding to such other questions or statements of fact as Landlord shall reasonably request.

              Tenant's failure to deliver such Officer's Certificate within such time shall constitute an acknowledgement by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such Officer's Certificate furnished pursuant to this Section 24.1 may be relied upon by Landlord and any prospective lender or purchaser.

              24.2 ENVIRONMENTAL STATEMENTS. Immediately upon Tenant's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Property or any adjacent property, Tenant shall notify Landlord in writing of (a) the existence of any such Hazardous Material;
(b) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (c) any claim made or threatened by any Person against Tenant or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (d) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                                     ARTICLE 25
                                 LANDLORD MORTGAGES

              25.1 LANDLORD MAY GRANT LIENS. Subject to Section 25.2, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any Landlord's Encumbrance upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance, provided the holder of any such subsequently executed ground or underlying leases, mortgages, trust deeds or like encumbrances executes a subordination non-disturbance agreement acknowledging and agreeing to be bound by Section 25.2 below, and agreeing to recognize Tenant as tenant under this Lease in accordance with the terms and provisions hereof. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Property. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

              25.2 TENANT'S NON-DISTURBANCE RIGHTS. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence on or after the Commencement Date.

              25.3 FACILITY MORTGAGE PROTECTION. Tenant agrees that the holder of any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such holder thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.

                                     ARTICLE 26
                                SALE OF FEE INTEREST


              26.1 CONVEYANCE BY LANDLORD. If Landlord shall convey the Property in accordance with the terms hereof other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Property of all liabilities and obligations of the Lease be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Property. All such future liabilities and obligations shall thereupon be binding upon the new owner.

                                      ARTICLE 27
                                     ARBITRATION

              27.1 ARBITRATION. In each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 27.1. The party desiring such arbitration shall give notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

              27.2 ARBITRATION PROCEDURES. In any arbitration commenced pursuant to Section 27.1 a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Landlord and Tenant except as otherwise specified above in this Section 27.2. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Landlord and Tenant regarding the Property during the arbitration.

                                     ARTICLE 28
                                   MISCELLANEOUS

              28.1 LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Property, or imposed by law or applicable regulations. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 28.1.

              28.2 LANDLORD'S GOLFING AND HOTEL PRIVILEGES. The members of Landlord's or Landlord's Affiliates senior executive staff (not to exceed a total of seven (7) persons) and their guests shall have the right, upon reasonable notice to Tenant and subject to availability, to play an 18-hole round of golf and utilize the clubhouse and other Improvements located on the Property free of charge on any day on which the Property is open for golf to the general public or the membership, as applicable. Landlord and Landlord's Affiliates may, subject to availability, reserve the Hotel and/or its conference and recreational facilities for its or their use and shall, in connection with any such use of the Hotel and its conference and recreational facilities pay a reduced rate for such use, which rate shall not exceed Tenant's cost plus ten percent (10%).

              28.3 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30)-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In no event shall any breach by Landlord permit Tenant to terminate this Lease or subject to Section 28.20, permit Tenant to offset any Rent due and owing hereunder or otherwise excuse Tenant from any of its obligations hereunder.

              28.4 COMPETITION BETWEEN LANDLORD AND TENANT. Landlord and Tenant agree that neither party shall be restricted as to other relationships and competition. Affiliates of Tenant shall be allowed to own, lease and/or manage other golf courses that are not affiliated with Landlord, provided that such other ownership, leasing or management arrangements are disclosed to Landlord in writing. Landlord may acquire or own golf courses or golf resorts that may be geographically proximate to one or more golf courses that Tenant or Affiliates of Tenant may own, manage or lease.

              28.5 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

              28.6 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual rights, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

              28.7 ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

              28.8 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Property.

              28.9 QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or any Landlord's Encumbrances not prohibited by this Lease.

              28.10 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as set forth below:

If to Landlord:      Golf Trust of America, L.P.
                     14 North Adger's Wharf
                     Charleston, South Carolina  29401
                     Telephone No.:  (803) 723-4653
                     Facsimile No.:  (803) 723-0479
                     Attn:  W. Bradley Blair, II

With a copy to:      O'Melveny & Myers LLP
                     Embarcadero Center West
                     275 Battery Street
                     San Francisco, California 94111
                     Attn:  Peter T. Healy, Esq.
                     Telephone No.:  (415) 984-8833
                     Facsimile No.:  (415) 984-8701

If to Tenant:        Mr. John Sauter
                     c/o Eagle Ridge Lease Company LLC
                     16100 N. Greenway-Hayden Loop
                     Scottsdale, Arizona 85260
                     Telephone No.:  (602) 606-1000
                     Facsimile No.:  (602) 606-1010

With a copy to:      Michael Sloyer, Esq.
                     Mayer, Brown & Platt
                     1675 Broadway, Suite 1900
                     New York, New York 10019
                     Telephone No.:  (212) 506-2500
                     Facsimile No.:  (212) 262-1910

              28.11 SURVIVAL OF CLAIMS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

              28.12 INVALIDITY OF TERMS OR PROVISIONS. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

              28.13 PROHIBITION AGAINST USURY. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

              28.14 AMENDMENTS TO LEASE. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Landlord and Tenant.

              28.15 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Lease. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

              28.16 TITLES. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              28.17 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State (but not including its conflict of laws rules).

              28.18 MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form and substance reasonably satisfactory to Landlord and suitable for recording under the State, in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

              28.19 ATTORNEYS' FEES. For the purpose of this Lease, the terms "attorneys' fees" and "attorneys' fees and costs" shall each mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" and "attorneys' fees and costs" shall also each include all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred and shall also include all such fees and expenses incurred in enforcing any judgement. In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

              28.20 NON-RECOURSE AS TO LANDLORD AND TENANT. (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property and not against any other assets, properties or funds of
(i) Landlord, (ii) any director, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (iv) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof. Tenant shall have the right of setoff against payments due under the Lease following a judicial determination of a court of competent jurisdiction of Landlord's liability for the breach of one or more of its obligations hereunder.

              (b) Except as expressly set forth below, the recourse of Landlord with respect to its obligations under this Lease shall be solely to the Property. Notwithstanding the foregoing, nothing shall be deemed in any way to impair, limit or prejudice the rights of Landlord:

                     (i) in lease termination proceedings or in any ancillary
              proceedings brought to facilitate the termination of this Lease or the ejection of Tenant or the Primary Collateral or Secondary Collateral or any portion thereof, provided such exception shall not expand Landlord's ability to seek recourse against Tenant or assets in which it has no security interest;

                     (ii) to recover from Tenant any condemnation or insurance
              proceeds attributable to the Property which were not paid to Landlord or used to restore the Property in accordance with the terms of this Agreement;

                     (iii) to recover from Tenant any rents, profits, security
              deposits, advances, rebates, prepaid rents, room or other hotel or golf course revenues or other similar sums attributable to the Property collected by or for Tenant following an Event of Default and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of the Loan; and

                     (iv) to recover any damages as a result of any fraud or
              misrepresentation by Tenant in connection with the Property or this Lease.

              28.21 NO RELATIONSHIP. Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Property or otherwise in the conduct of their respective businesses.

              28.22 RELETTING. If Tenant does not exercise its option to extend or further extend the Term under Section 3.2 or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect to advertise the availability of the Property for sale or reletting and to show the Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect in a manner which attempts to minimize any disruption to Tenant's operations.

              28.23 LANDLORD'S DETERMINATION OF FACTS. Landlord shall at all times be free to hire such independent consultants as it deems reasonably necessary to independently establish the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement or of any disbursement for Landlord Improvements hereunder. The costs of such consultants are to be paid by Tenant, provided such consultants are hired in the ordinary course of Landlord's business and similar consultants are generally engaged to review all properties in which Landlord owns a fee, leasehold or mortgagee's interest. Provided no Event of Default then exists (in which case the foregoing limitation shall not apply) the annual cost of Landlord's regular consultants shall not exceed on average Two Thousand Five Hundred Dollars ($2,500) per year, which amount shall be increased to reflect increases in the CPI from the date hereof.

              28.24 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LANDLORD:                GOLF TRUST OF AMERICA, L.P.,
                         a Delaware limited partnership

                         By:   GTA GP, Inc., a Maryland corporation
                         Its:  General Partner


                         By:
                              ---------------------------------------
                         Its:
                              ---------------------------------------

                         By:
                              ---------------------------------------
                         Its:
                              ---------------------------------------


TENANT:                  EAGLE RIDGE LEASE COMPANY LLC
                         a Delaware limited liability company

                         By:   TROON GOLF L.L.C.
                         Its:  Member


                         By:
                              ---------------------------------------
                         Its:
                              ---------------------------------------

                                      EXHIBIT A

                            LEGAL DESCRIPTION OF THE LAND

That certain real property more particularly described as follows:

                                      EXHIBIT B

                               SCHEDULE OF IMPROVEMENTS

                                      EXHIBIT C

                               OTHER LEASED PROPERTIES


                                         NONE

                                      EXHIBIT D

                         PRIMARY COLLATERAL PLEDGE AGREEMENT


          THIS PRIMARY COLLATERAL PLEDGE AGREEMENT (this "Agreement") is entered into as of this ___ day of _____, 1998, by and between (i) GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Secured Party"), and (ii) EAGLE RIDGE LEASE COMPANY LLC, a Delaware limited liability company ("Pledgor").

                                      RECITALS:

          This Agreement is entered into based on the following understandings:

          a. Pursuant to that certain Lease (the "Lease") dated as of _______________, 1998, by and between Secured Party and Pledgor, Secured Party has agreed to lease certain property to Pledgor.

          b. As a condition to Secured Party entering into the Lease, Secured Party has required that Pledgor pledge the Landlord's Shares (as hereinafter defined) as security for the Obligations (as hereinafter defined).

          i.   DEFINITIONS

               (1) Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

               (2)  The following terms shall have the indicated meanings:

               "AGREEMENT" has the meaning set forth in the introductory Paragraph of this Agreement.

               "ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT" means the Assignment and Assumption of Purchase and Sale Agreement dated ________, 1998 between Pledgor and Landlord.

               "EVENT OF DEFAULT" has the meaning set forth in Section 13 of this Agreement.

               "LANDLORD'S SHARES" means, the [INSERT NUMBER OF UNITS] Class A partnership units of Landlord granted to Tenant pursuant to the Assignment and Assumption of Purchase and Sale Agreement.

               "OBLIGATIONS" has the meaning set forth in Section 2(a) of this Agreement.

               "PLEDGED LANDLORD'S SHARES" has the meaning set forth in Section 2(a) of this Agreement.

               "PLEDGOR" has the meaning set forth in the introductory Paragraph of this Agreement.

               "SECURED PARTY" has the meaning set forth in the introductory Paragraph of this Agreement.

               "SECURITY FUND" has the meaning set forth in Section 2(a) of this Agreement.


          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and Pledgor hereby agree as follows:

          ii.  GRANT OF SECURITY INTEREST.

               (1) As security for the payment and performance of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of Pledgor, or any of Pledgor's direct or indirect subsidiaries or Affiliates arising under the Lease or in connection with any agreement, instrument or extension contemplated by the Lease (collectively, the "Obligations"), Pledgor hereby pledges, hypothecates and grants to Secured Party a first and prior security interest in Landlord's Shares owned by Pledgor (the "Pledged Landlord's Shares"), together with, after an occurrence and during the continuance of an Event of Default hereunder, any and all proceeds thereof, including without limitation, any and all dividends, income, interest and distributions earned from or attributable to the investment or deposit of the Pledged Landlord's Shares (the Pledged Landlord's Shares, together with all of the foregoing being collectively referred to herein as the "SECURITY FUND"). Pledgor shall have the right to pledge, as substitute collateral, cash or other security in an amount equal to the fair market value of the substituted shares. Prior to an Event of Default (defined below) all dividends, income, interest and/or distributions earned from or attributable to the investment or deposit of the Security Fund shall be payable to Pledgor; following an Event of Default under the Loan Agreement such amounts shall be added to and become a part of the Security Fund and shall only be disbursed in accordance with the terms of this Agreement. Notwithstanding the foregoing, all dividends with respect to the Pledged Landlord's Shares shall be accrued by Secured Party until such time as the Net Operating Income for the Property (stabilized to reflect historical and projected Net Operating Income) after funding the Capital Replacement Reserve Fund shall have been, for any trailing twelve (12) month period at least one hundred thirteen point five (113.5%) of the Debt Service payable by Pledgor for Fiscal Year 1998. The word "OBLIGATIONS" is used herein in its most comprehensive sense and includes without limitation any and all debts, obligations and liabilities of Pledgor, Pledgor or any of Pledgor's direct or indirect subsidiaries arising under the Lease or this Agreement, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Pledgor, or any of Pledgor's direct or indirect subsidiaries may be liable individually or jointly, or whether recovery upon such Obligations may be or hereafter become unenforceable.

               (2) Pledgor shall execute and deliver to Secured Party such financing and continuation statements covering the Security Fund and take such other actions as Secured Party may from time to time require to perfect and continue the perfection of Secured Party's security interest in the Security Fund.

          iii. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future obligations of Pledgor to Secured Party under the Lease. This Agreement shall not terminate except in accordance with its terms or Secured Party's written release of Pledgor from its Obligations under this Agreement.

          iv. SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. This Agreement is in full force and effect and is binding on Pledgor as of the date written below, regardless of whether Secured Party obtains additional collateral or any guaranties from others or takes any other action contemplated by Pledgor. Pledgor waives the benefit of any statute of limitations affecting Pledgor's liability hereunder or the enforcement thereof, and Pledgor agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Pledgor's liability under this Agreement.

          v.   REPRESENTATIONS AND WARRANTIES.

               (1)  Pledgor represents and warrants to Secured Party that:
(i) Pledgor is the owner, directly or indirectly, and has possession or control of the Pledged Landlord's Shares; (ii) Pledgor has the right to pledge the Pledged Landlord's Shares; (iii) the Pledged Landlord's Shares are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as previously disclosed to Secured Party in writing by Pledgor; (iv) specifically with respect to Pledged Landlord's Shares consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution; (v) all statements contained herein and, where applicable, in the Pledged Landlord's Shares are true and complete; (vi) no financing statement covering any of the Pledged Landlord's Shares and naming any secured party other than Secured Party, is on file in any public office; and (vii) the pledge, assignment and delivery of the Pledged Landlord's Shares pursuant to this Agreement creates a valid lien and a security interest in the Pledged Landlord's Shares.

          vi.  COVENANTS OF PLEDGOR.

               (1) PLEDGOR AGREES IN GENERAL: (i) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, excepting losses relating to the decrease in the market value of the Pledged Landlord's Shares; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Secured Party any time after the occurrence of an Event of Default in the realization, enforcement and exercise of its rights, powers and remedies hereunder; (iii) to permit Secured Party to exercise its powers; (iv) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change its chief place of business or the place where Pledgor keeps any records concerning the Pledged Landlord's Shares without first giving Secured Party written notice of the address to which Pledgor is moving same.

               (2) PLEDGOR AGREES WITH REGARD TO THE SECURITY FUND: (i) not to permit any lien on the Security Fund except in favor of Secured Party; (ii) not to withdraw any funds from any deposit account pledged to Secured Party hereunder without Secured Party's prior written consent; (iii) not to sell, hypothecate or otherwise dispose of any of the Pledged Landlord's Shares or any interest therein, without the prior written consent of Secured Party; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Pledged Landlord's Shares and to permit Secured Party to inspect the same at any reasonable time; (v) if requested by Secured Party following an Event of Default to receive and use reasonable diligence to collect proceeds from the Pledged Landlord's Shares, in trust and as part of the Security Fund to be held in accordance with Section 2(a) above; (vi) not to commingle Pledged Landlord's Shares with other property; (vii) to provide any service and do any other acts or things necessary to keep the Pledged Landlord's Shares free and clear of all defenses, rights of offset and counterclaims; and
(viii) if the Pledged Landlord's Shares consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party's interest in the Security Fund or be inconsistent with or violate any provisions of this Agreement.

          vii. POWERS OF SECURED PARTY. Pledgor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest and are irrevocable until this Agreement has been terminated pursuant to its terms and may be exercised from time to time by Secured Party's officers and employees: (a) to perform any obligation of Pledgor hereunder in Pledgor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Security Fund; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Security Fund and in connection therewith to deposit or surrender control of the Security Fund to accept other property in exchange for the Security Fund, and to do and perform such acts and things as Secured Party may deem proper, with any money or property received in exchange for the Security Fund at Secured Party's option, to be applied to the Obligations or held by Secured Party under this Agreement; (e) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Security Fund; (f) to insure, process and preserve the Security Fund; (g) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, under all the Pledged Landlord's Shares subject to this Agreement; (h) to do all acts and things and execute all documents in the name of Pledgor or otherwise that are deemed by Secured Party as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and (i) to execute and file in Pledgor's name any financing statements and amendments thereto required to perfect Secured Party's security interest hereunder; provided, however, that until the occurrence and only during the continuation of an Event of Default shall Secured Party have the right to exercise the power of attorney for the purposes described in paragraphs (a), (c), (d), (e), (f), (g), or (h). If an Event of Default has occurred and is continuing, any or all of the Security Fund consisting of securities may be registered, without notice, in the name of Secured Party or its nominee, and thereafter Secured Party or its nominee may exercise, without notice, all voting and partnership rights at any meeting of the partners of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to any Pledged Landlord's Shares all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Secured Party or its nominee to exchange, at its discretion, any and all Pledged Landlord's Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any Pledged Landlord's Shares and in connection therewith, the right to deposit and deliver any and all of the Pledged Landlord's Shares with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may determine. All of the foregoing rights, privileges or options may be exercised without liability except to account for property actually received by Secured Party. Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Pledged Landlord's Shares and shall not be responsible for any failure to do so or delay in so doing.

        viii. CASH COLLATERAL ACCOUNT. Any money received by Secured Party in respect of the Security Fund will be retained by Secured Party in an interest-bearing cash collateral account and the same shall, for all purposes, be deemed part of the Security Fund hereunder.

        ix. SECURED PARTY'S CARE AND DELIVERY OF PLEDGED LANDLORD'S SHARES; RELEASE.

               (1) Secured Party's obligation with respect to the Security Fund in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of the Security Fund. Such duty shall not include any obligation to ascertain or to initiate any action with respect to maturity dates, conversion, call or exchange rights, or offers to purchase the Pledged Landlord's Shares or any similar matters; PROVIDED, HOWEVER, that Secured Party shall be obligated to inform Pledgor, in writing, of maturity dates, conversion, call or exchange rights, or offers to purchase the Pledged Landlord's Shares or any similar matters of which it has knowledge. Secured Party shall have no duty to take any steps necessary to preserve the rights of Pledgor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Pledged Landlord's Shares. Secured Party shall not be obligated to take any actions with respect to the Pledged Landlord's Shares requested by Pledgor unless such request is made in writing and Secured Party determines, in its reasonable discretion, that the requested action would not unreasonably jeopardize the value of the Pledged Landlord's Shares as security for the Obligations. Secured Party may at any time deliver the Security Fund, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Security Fund so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

               (2) The Pledged Landlord's Shares shall be released from the lien of the Secured Party under this agreement at the times and in the manner specified in EXHIBIT D-1.

        x.     PLEDGOR'S WAIVERS.

               Pledgor waives any right to require Secured Party to (i) give notice of the terms, time and place of any public or private sale of personal property security held from Pledgor or any other person or otherwise comply with any other provisions of Section 9-504 Uniform Commercial Code; (ii) pursue any other remedy in Secured Party's power, including the disposition of any other Collateral; or (iii) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Secured Party as security or which constitute in whole or in part the Obligations secured hereunder, or in connection with the creation of new or additional Obligations.

        xi. AUTHORIZATIONS TO SECURED PARTY. Pledgor authorizes Secured Party either before or after revocation hereof, without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (a) take and hold security, other than the Pledged Landlord's Shares, for the payment of the Obligations or any part thereof and exchange, enforce, waive and release the Pledged Landlord's Shares, or any part thereof, or any such other security; (b) after an Event of Default, apply the Pledged Landlord's Shares or any other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of this Agreement, as Secured Party in its discretion may determine; (c) release or substitute any one or more of the endorsers or guarantors of the Obligations, or any part thereof, or any other parties thereto; and (d) apply payments received by Secured Party from Pledgor to any Obligations of Pledgor to Secured Party, in such order as Secured Party shall determine in its sole discretion, whether or not any such Obligations is covered by this Agreement, and Pledgor hereby waives any provision of law regarding application of payments which specifies otherwise.

        xii. PAYMENT OF TAXES, CHARGES, LIENS AND ASSESSMENTS. Pledgor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Security Fund, and upon the failure of Pledgor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Pledgor to Secured Party, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 16 of this Agreement, and shall be secured by the Security Fund, subject to all terms and conditions of this Agreement.

        xiii. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any Event of Default under the Lease; or (b) any representation or warranty made by Pledgor herein shall prove to be incorrect in any material respect when made; or (c) Pledgor shall fail to observe or perform any obligation or agreement contained herein after Secured Party has provided written notice describing such failure and Pledgor has failed within thirty (30) days of receipt of such notice to cure such failure, provided if such cure cannot be completed within such thirty (30) day period, then such cure period shall be extended for so long as Pledgor is diligently prosecuting such cure to completion up to a maximum of ninety (90) days.

        xiv. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise provided to Secured Party by law. All rights, powers, privileges and remedies of Secured Party shall be cumulative. Secured Party may exercise its right of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Secured Party may, at any time and at Secured Party's sole option, liquidate any time deposits pledged to Secured Party hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; (b) Secured Party may appropriate the Security Fund and apply all proceeds toward repayment of the Obligations in such order as Secured Party may from time to time elect or, at Secured Party's sole option, place any proceeds in a cash collateral account; and (c) at Secured Party's request, Pledgor will assemble and deliver all Pledged Landlord's Shares not already in the possession of Secured Party, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. For any part of the Security Fund consisting of securities, Secured Party shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.

        xv. DISPOSITION OF PLEDGED LANDLORD'S SHARES. Secured Party shall not transfer all or any part of the Pledged Landlord's Shares or Security Fund except in connection with the exercise of remedies as provided in Section 14 above. Any proceeds of any disposition of any of the Pledged Landlord's Shares or any part thereof, shall be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds shall be applied by Secured Party toward the payment of the Obligations in such order of application as Secured Party may from time to time elect.

        xvi. COSTS, EXPENSES AND ATTORNEYS' FEES. Pledgor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees incurred by Secured Party after the occurrence and during the continuance of any Event of Default in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Pledgor or the valuation of the Pledged Landlord's Shares including without limitation, the seeking of relief from or modification of the automatic stay or the negotiation and drafting of a cash collateral order. All of the foregoing shall be paid to Secured Party by Pledgor with interest at a rate per annum equal to the lesser of ten percent (10%) or the maximum rate permitted by law.

        xvii. GOVERNING LAW; SUCCESSORS, ASSIGNS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

       xviii. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                   PLEDGOR

                                   EAGLE RIDGE LEASE COMPANY LLC,
                                   a Delaware limited liability company

                                   By:  TROON GOLF L.L.C.
                                   Its: Member

                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Its:
                                       -----------------------------


                                   SECURED PARTY

                                   GOLF TRUST OF AMERICA, L.P.,
                                   a Delaware limited partnership

                                   By:  GTA GP, Inc., a Maryland corporation
                                   Its: General Partner


                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Its:
                                       -----------------------------


                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Its:
                                       -----------------------------

                                     EXHIBIT D-1

                         RELEASE OF PLEDGED LANDLORD'S SHARES



           The Pledged Landlord's Shares shall be released, and shall no longer constitute collateral security for the Lease, at the following times and in accordance with the following provisions:

               (a) Fifty percent (50%) of the Pledged Landlord's Shares (or an equivalent dollar amount if held in cash or other securities) at such time as the Net Operating Income with respect to the Property after funding the Capital Replacement Reserve Fund shall have been, for any trailing twelve (12) month period, at least one hundred thirty (130%) of the Debt Service payable by Pledgor for Fiscal Year 1998.

               (b) All of the Pledged Landlord's Shares (or an equivalent dollar amount if held in cash or other securities) provided that the Net Operating Income with respect to the Property after funding the Capital Replacement Reserve Fund shall have been, for any trailing twelve (12) month period, one hundred and forty percent (140%) of the Debt Service payable by Pledgor for Fiscal Year 1998.

          Upon Pledgor's request, and at Pledgor's expense, Secured Party shall execute a written instrument of release with respect to any Pledged Landlord's Shares that are released in accordance with the above paragraph.

                                        D-1-1

                                      EXHIBIT E

                                Intentionally Deleted

                                     EXHIBIT F-1

                                     CALCULATION

                          CALCULATION OF BASE GROSS REVENUE
                            ON A QUARTER-BY-QUARTER BASIS



                      Golf Rev.      Golf           Food & Bev.         Hotel Rev.         Rental Pool     Other Rev.
                                     Merch.         Rev.                                   Rev.
                                     Rev.

 Q1 1998              20,835.50       28,804.90       495,226.00          402,446.60        480,164.40      378,638.60
 1st
 Breakpt.

 Q1 1998              23,366.90         N/A             N/A               435,983.80        502,497.60          N/A
 2nd
 Breakpt.

 Q1 1998              27,261.30         N/A             N/A               503,058.20        530,414.10          N/A
 3rd
 Breakpt.

 Q2 1998           1,715,939.70      272,714.50     1,443,997.20          837,757.90      1,029,535.80      675,508.30
 1st
 Breakpt.

 Q2 1998           1,924,418.30         N/A             N/A               907,571.10      1,077,421.20          N/A
 2nd
 Breakpt.

 Q2 1998           2,245,154.70         N/A             N/A             1,047,197.40      1,137,277.90          N/A
 3rd
 Breakpt.

 Q3 1998           3,064,824.90      510,107.00     2,079,613.20        1,108,483.20      1,745,791.60      996,151.90
 1st
 Breakpt.

 Q3 1998           3,437,186.80         N/A             N/A             1,200,856.80      1,826,991.20          N/A
 2nd
 Breakpt.

 Q3 1998           4,010,051.30         N/A             N/A             1,385,604.00      1,928,490.70          N/A
 3rd
 Breakpt.


                                        F-1-1



                   Golf Rev.            Golf              Food &               Hotel            Rental           Other
                                        Merch.            Bev.                 Rev.             Pool             Rev.
                                        Rev.              Rev.                                  Rev.


 Q4 1998               548,399.90        88,373.70        1,181,163.60          651,312.30       1,044,508.20     699,701.20
 1st
 Breakpt.

 Q4 1998               615,028.00          N/A                N/A               705,588.40       1,093,090.00         N/A
 2nd
 Breakpt.

 Q4 1998               717,532.60          N/A                N/A               814,140.40       1,153,817.30         N/A
 3rd
 Breakpt.

 Annual              5,350,000.00       900,000.00        5,200,000.00        3,000,000.00       4,300,000.00   2,750,000.
 Threshold
 1st
 Breakpt.

 Annual              6,000,000.00          N/A                N/A             3,250,000.00       4,500,000.00         N/A
 Threshold
 2nd
 Breakpt.

 Annual              7,000,000.00          N/A                N/A             3,750,000.00       4,750,000.00         N/A
 Threshold
 3rd
 Breakpt.

 1st Per-                      35%              10%                 15%                 35%            25%             5%
 centage

 2nd Per-                     2.5%              N/A                 N/A                2.5%           2.5%            N/A
 centage

 3rd Per-                     2.5%              N/A                 N/A                2.5%           2.5%            N/A
 centage

                                        F-1-2

                                     EXHIBIT F-2

                            CALCULATION OF PERCENTAGE RENT



          Percentage Rent shall be calculated for each of the Revenue Categories (as shown on Exhibit F-1) for the relevant period as follows:

          Percentage Rent for such period for such category ("Category Percentage Rent") shall be the sum of (a) the product of the excess of the Revenue for such category ("Category Revenue") over the First Break Point for such period for such category and the First Percentage, and (b) the product of
(i) the excess of the Category Revenue over the Second Break Point, if any, and
(ii) the Second Percentage and (c) the product of (i) the excess of the Incremental Revenue over the Third Break Point, if any and (ii) the Third Percentage.

          The total Percentage Rent for the Property for a relevant period shall be the sum of Category Percentage Rent for each category for such period and the Base Year Rent for such period.


                                        F-2-1

                                      EXHIBIT G

                               [Intentionally Deleted]

                                      EXHIBIT H

                               DISBURSEMENT PROCEDURES

          No disbursement for Landlord Improvements unless Tenant shall have met the conditions set forth in SECTION 4.2 and shall have submitted to Landlord, and Landlord shall have approved, the following documents, completed and signed by the appropriate parties:

          (a) For a direct construction cost relating to construction of the Landlord Improvements: (1) an Application and Certificate for Payment from the general contractor and any applicable construction contractor; (2) if required by Landlord in its sole discretion, work certifications from soils, structural, mechanical and electrical engineers for the Project; (3) a copy of each executed construction contract and material subcontract not previously delivered to Landlord for each item of material, labor and service for which a disbursement has been requested (other than work to be performed by the general contractor under the general contract); (4) a partial lien waiver and release from the general contractor, each construction contractor and each subcontractor covering the full amount of the disbursement for direct construction costs through the date of the previous disbursement request; (5) a final lien waiver and release from each construction contractor and if requested by Landlord from each subcontractor who has completed the work covered by its construction contract or subcontract, respectively, covering the final payment due and included in the application and certificate for payment; and (6) a final lien waiver and release from each construction contractor and if requested by Landlord from each subcontractor who had completed the work covered by and received final payment under its construction contract or subcontract, respectively, as of the previous disbursement request, covering the full amount due such construction contract or subcontractor, as the case may be.

          (b) For each item of indirect costs in amounts over $10,000: copies of invoices or purchase orders from each payee with an identifying reference to the Project, which invoices or purchase orders shall support the full amount of indirect costs contained in the requested disbursement.

          (c) For Indirect Costs in amounts less than $10,000: when and as required by Landlord in its sole discretion, a certified statement from Tenant reflecting the identity of the supplier, the materials purchased and the amount of all invoices under $10,000.

          (d) An up-to-date list, on the current form of the application and certificate for payment, prepared by Tenant (with respect to construction contracts) and the general contractor (with respect to subcontracts), of all construction contracts and material subcontracts which have been or are intended to be executed since the date of the last disbursement and have not theretofore been listed for Landlord, and showing, for items not yet contracted for, the most current cost estimates and potential construction contractors or subcontractors, as the case may be.

          (e) Copies, certified by Tenant, of all licenses, permits and approvals which have not previously been delivered to Landlord.

                                      EXHIBIT I

                        SECONDARY COLLATERAL PLEDGE AGREEMENT


          THIS SECONDARY COLLATERAL PLEDGE AGREEMENT (this "Agreement") is entered into as of this _____ day of __________, 1998, by and between (i) GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Secured Party"), and
(ii) EAGLE RIDGE LEASE COMPANY LLC, a Delaware limited liability company ("Pledgor").

                                      RECITALS:

          This Agreement is entered into based on the following understandings:

          A. Pursuant to that certain Lease (the "Lease") dated as of ______, 1998, by and between Secured Party and Pledgor, Secured Party has agreed to lease certain property to Pledgor.

          B. As a condition to Secured Party entering into the Lease, Secured Party has required that Pledgor pledge the Landlord's Shares (as hereinafter defined) as security for the Obligations (as hereinafter defined).


          1.   DEFINITIONS

               (a) Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

               (b)  The following terms shall have the indicated meanings:

               "AGREEMENT" has the meaning set forth in the introductory Paragraph of this Agreement.

               "COMMON STOCK" means shares of common stock as described on EXHIBIT A attached hereto and incorporated herein by reference.

               "EVENT OF DEFAULT" has the meaning set forth in Section 13(a) of this Agreement.

               "LANDLORD'S SHARES" means ___________ shares of Common Stock [$1,198,750, BASED ON THE AVERAGE CLOSING PRICE OF COMMON STOCK FOR THE FIVE DAYS PRIOR TO CLOSING].

               "OBLIGATIONS" has the meaning set forth in Section 2(a) of this Agreement.

               "PLEDGED LANDLORD'S SHARES" has the meaning set forth in Section 2(a) of this Agreement.

               "PLEDGOR" has the meaning set forth in the introductory Paragraph of this Agreement.

               "SECURED PARTY" has the meaning set forth in the introductory Paragraph of this Agreement.

               "SECURITY FUND" has the meaning set forth in Section 2(a) of this Agreement.


          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and Pledgor hereby agree as follows:

          2.   GRANT OF SECURITY INTEREST.

               (a) As security for the payment and performance of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of Pledgor, or any of Pledgor's direct or indirect subsidiaries or Affiliates arising under the Lease or in connection with any agreement, instrument or extension contemplated by the Lease (collectively, the "Obligations"), Pledgor hereby pledges, hypothecates and grants to Secured Party a first and prior security interest in the Landlord's Shares owned by Pledgor (the "Pledged Landlord's Shares"), together with, after an occurrence and during the continuance of an Event of Default hereunder, any and all proceeds thereof, including without limitation, any and all dividends, income, interest and distributions earned from or attributable to the investment or deposit of the Pledged Landlord's Shares (the Pledged Landlord's Shares, together with all of the foregoing being collectively referred to herein as the "SECURITY FUND"). Pledgor shall have the right to pledge, as substitute collateral, cash or other security in an amount equal to the fair market value of the substituted shares. Prior to an Event of Default (defined below) all dividends, income, interest and/or distributions earned from or attributable to the investment or deposit of the Security Fund shall be payable to Pledgor; following an Event of Default under the Lease such amounts shall be added to and become a part of the Security Fund and shall only be disbursed in accordance with the terms of this Agreement. The word "OBLIGATIONS" is used herein in its most comprehensive sense and includes without limitation any and all debts, obligations and liabilities of Pledgor, Pledgor or any of Pledgor's direct or indirect subsidiaries arising under the Lease or this Agreement, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Pledgor, Pledgor or any of Pledgor's direct or indirect subsidiaries may be liable individually or jointly, or whether recovery upon such Obligations may be or hereafter become unenforceable.

               (b) Pledgor shall execute and deliver to Secured Party such financing and continuation statements covering the Security Fund and take such other actions as Secured Party may from time to time require to perfect and continue the perfection of Secured Party's security interest in the Security Fund.

          3. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future obligations of Pledgor to Secured Party under the Lease. This Agreement shall not terminate except in accordance with its terms or Secured Party's written release of Pledgor from its Obligations under this Agreement.

          4. SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. This Agreement is in full force and effect and is binding on Pledgor as of the date written below, regardless of whether Secured Party obtains additional collateral or any guaranties from others or takes any other action contemplated by Pledgor. Pledgor waives the benefit of any statute of limitations affecting Pledgor's liability hereunder or the enforcement thereof, and Pledgor agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Pledgor's liability under this Agreement.

          5.   REPRESENTATIONS AND WARRANTIES.

               (a)  Pledgor represents and warrants to Secured Party that:
(i) Pledgor is the owner, directly or indirectly, and has possession or control of the Pledged Landlord's Shares; (ii) Pledgor has the right to pledge the Pledged Landlord's Shares; (iii) the Pledged Landlord's Shares are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as previously disclosed to Secured Party in writing by Pledgor; (iv) specifically with respect to Pledged Landlord's Shares consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution; (v) all statements contained herein and, where applicable, in the Pledged

Landlord's Shares are true and complete; (vi) no financing statement covering any of the Pledged Landlord's Shares and naming any secured party other than Secured Party, is on file in any public office; and (vii) the pledge, assignment and delivery of the Pledged Landlord's Shares pursuant to this Agreement creates a valid lien and a security interest in the Pledged Landlord's Shares.

          6.   COVENANTS OF PLEDGOR.

               (a) PLEDGOR AGREES IN GENERAL: (i) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, excepting losses relating to the decrease in the market value of the Pledged Landlord's Shares; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Secured Party any time after the occurrence of an Event of Default in the realization, enforcement and exercise of its rights, powers and remedies hereunder; (iii) to permit Secured Party to exercise its powers; (iv) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change its chief place of business or the place where Pledgor keeps any records concerning the Pledged Landlord's Shares without first giving Secured Party written notice of the address to which Pledgor is moving same.

               (b) PLEDGOR AGREES WITH REGARD TO THE SECURITY FUND: (i) not to permit any lien on the Security Fund except in favor of Secured Party; (ii) not to withdraw any funds from any deposit account pledged to Secured Party hereunder without Secured Party's prior written consent; (iii) not to sell, hypothecate or otherwise dispose of any of the Pledged Landlord's Shares or any interest therein, without the prior written consent of Secured Party; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Pledged Landlord's Shares and to permit Secured Party to inspect the same at any reasonable time; (v) if requested by Secured Party following an Event of Default to receive and use reasonable diligence to collect proceeds from the Pledged Landlord's Shares, in trust and as part of the Security Fund to be held in accordance with Section 2(a) above; (vi) not to commingle Pledged Landlord's Shares with other property; (vii) to provide any service and do any other acts or things necessary to keep the Pledged Landlord's Shares free and clear of all defenses, rights of offset and counterclaims; and
(viii) if the Pledged Landlord's Shares consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party's interest in the Security Fund or be inconsistent with or violate any provisions of this Agreement.

          7. POWERS OF SECURED PARTY. Pledgor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest and are irrevocable until this Agreement has been terminated pursuant to its terms and may be exercised from time to time by Secured Party's officers and employees: (a) to perform any obligation of Pledgor hereunder in Pledgor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Security Fund; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Security Fund and in connection therewith to deposit or surrender control of the Security Fund to accept other property in exchange for the Security Fund, and to do and perform such acts and things as Secured Party may deem proper, with any money or property received in exchange for the Security Fund at Secured Party's option, to be applied to the Obligations or held by Secured Party under this Agreement; (e) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Security Fund; (f) to insure, process and preserve the Security Fund; (g) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, under all the Pledged Landlord's Shares subject to this Agreement;
(h) to do all acts and things and execute all documents in the name of Pledgor or otherwise that are deemed by Secured Party as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and (i) to execute and file in Pledgor's name any financing statements and amendments thereto required to perfect Secured Party's security interest hereunder; provided, however, that until the occurrence and only during the continuation of an Event of Default shall Secured Party have the right to exercise the power of attorney for the purposes described in paragraphs (a),
(c), (d), (e), (f), (g), or (h). If an Event of Default has occurred and is continuing, any or all of the Security Fund consisting of securities may be registered, without notice, in the name of Secured Party or its nominee, and thereafter Secured Party or its nominee may exercise, without notice, all voting and partnership rights at any meeting of the partners of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to any Pledged Landlord's Shares all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Secured Party or its nominee to exchange, at its discretion, any and all Pledged Landlord's Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any Pledged Landlord's Shares and in connection therewith, the right to deposit and deliver any and all of the Pledged Landlord's Shares with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may determine. All of the foregoing rights, privileges or options may be exercised without liability except to account for property actually received by Secured Party. Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Pledged Landlord's Shares and shall not be responsible for any failure to do so or delay in so doing.

          8. CASH COLLATERAL ACCOUNT. Any money received by Secured Party in respect of the Security Fund will be retained by Secured Party in an interest-bearing cash collateral account and the same shall, for all purposes, be deemed part of the Security Fund hereunder.

          9. SECURED PARTY'S CARE AND DELIVERY OF PLEDGED LANDLORD'S SHARES; RELEASE.

               (a) Secured Party's obligation with respect to the Security Fund in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of the Security Fund. Such duty shall not include any obligation to ascertain or to initiate any action with respect to maturity dates, conversion, call or exchange rights, or offers to purchase the Pledged Landlord's Shares or any similar matters; PROVIDED, HOWEVER, that Secured Party shall be obligated to inform Pledgor, in writing, of maturity dates, conversion, call or exchange rights, or offers to purchase the Pledged Landlord's Shares or any similar matters of which it has knowledge. Secured Party shall have no duty to take any steps necessary to preserve the rights of Pledgor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Pledged Landlord's Shares. Secured Party shall not be obligated to take any actions with respect to the Pledged Landlord's Shares requested by Pledgor unless such request is made in writing and Secured Party determines, in its reasonable discretion, that the requested action would not unreasonably jeopardize the value of the Pledged Landlord's Shares as security for the Obligations. Secured Party may at any time deliver the Security Fund, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Security Fund so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

               (b) The Pledged Landlord's Shares shall be released from the lien of the Secured Party under this agreement at the times and in the manner specified in EXHIBIT A.

          10.  PLEDGOR'S WAIVERS.

               Pledgor waives any right to require Secured Party to (i) give notice of the terms, time and place of any public or private sale of personal property security held from Pledgor or any other person or otherwise comply with any other provisions of Section 9-504 Uniform Commercial Code; (ii) pursue any other remedy in Secured Party's power, including the disposition of any other Collateral; or (iii) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Secured Party as security or which constitute in whole or in part the Obligations secured hereunder, or in connection with the creation of new or additional Obligations.

          11. AUTHORIZATIONS TO SECURED PARTY. Pledgor authorizes Secured Party either before or after revocation hereof, without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (a) take and hold security, other than the Pledged Landlord's Shares, for the payment of the Obligations or any part thereof and exchange, enforce, waive and release the Pledged Landlord's Shares, or any part thereof, or any such other security; (b) after an Event of Default, apply the Pledged Landlord's Shares or any other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of this Agreement, as Secured Party in its discretion may determine; (c) release or substitute any one or more of the endorsers or guarantors of the Obligations, or any part thereof, or any other parties thereto; and (d) apply payments received by Secured Party from Pledgor to any Obligations of Pledgor to Secured Party, in such order as Secured Party shall determine in its sole discretion, whether or not any such Obligations is covered by this Agreement, and Pledgor hereby waives any provision of law regarding application of payments which specifies otherwise.

          12. PAYMENT OF TAXES, CHARGES, LIENS AND ASSESSMENTS. Pledgor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Security Fund, and upon the failure of Pledgor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Pledgor to Secured Party, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 17 of this Agreement, and shall be secured by the Security Fund, subject to all terms and conditions of this Agreement.

          13. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any Event of Default under the Lease; or (b) any representation or warranty made by Pledgor herein shall prove to be incorrect in any material respect when made; or (c) Pledgor shall fail to observe or perform any obligation or agreement contained herein after Secured Party has provided written notice describing such failure and Pledgor has failed within thirty (30) days of receipt of such notice to cure such failure, provided if such cure cannot be completed within such thirty (30) day period, then such cure period shall be extended for so long as Pledgor is diligently prosecuting such cure to completion up to a maximum of ninety (90) days.

          14. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise provided to Secured Party by law. All rights, powers, privileges and remedies of Secured Party shall be cumulative. Secured Party may exercise its right of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Secured Party may, at any time and at Secured Party's sole option, liquidate any time deposits pledged to Secured Party hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; (b) Secured Party may appropriate the Security Fund and apply all proceeds toward repayment of the Obligations in such order as Secured Party may from time to time elect or, at Secured Party's sole option, place any proceeds in a cash collateral account; and (c) at Secured Party's request, Pledgor will assemble and deliver all Pledged Landlord's Shares not already in the possession of Secured Party, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. For any part of the Security Fund consisting of securities, Secured Party shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.

          15. DISPOSITION OF PLEDGED LANDLORD'S SHARES. Secured Party shall not transfer all or any part of the Pledged Landlord's Shares or Security Fund except in connection with the exercise of remedies as provided in Section 14 above. Any proceeds of any disposition of any of the Pledged Landlord's Shares or any part thereof, shall be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds shall be applied by Secured Party toward the payment of the Obligations in such order of application as Secured Party may from time to time elect.

          16. COSTS, EXPENSES AND ATTORNEYS' FEES. Pledgor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees incurred by Secured Party after the occurrence and during the continuance of any Event of Default in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Pledgor or the valuation of the Pledged Landlord's Shares including without limitation, the seeking of relief from or modification of the automatic stay or the negotiation and drafting of a cash collateral order. All of the foregoing shall be paid to Secured Party by Pledgor with interest at a rate per annum equal to the lesser of ten percent (10%) or the maximum rate permitted by law.

          17. GOVERNING LAW; SUCCESSORS, ASSIGNS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

          18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              PLEDGOR

                              EAGLE RIDGE LEASE COMPANY LLC,
                              a Delaware limited liability company

                              By: TROON GOLF L.L.C.
                              Its: Member

                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Its:
                                  -------------------------------




                              SECURED PARTY

                              GOLF TRUST OF AMERICA, L.P.,
                              a Delaware limited partnership

                              By: GTA GP, Inc., a Maryland corporation
                              Its: General Partner


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Its:
                                  -------------------------------

                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Its:
                                  -------------------------------

                                     EXHIBIT I-1


                         RELEASE OF PLEDGED LANDLORD'S SHARES

          The Pledged Landlord's Shares (or an equivalent dollar amount if held in cash or other securities) shall be released, and shall no longer constitute collateral security for the Obligations, at such time as the Net Operating Income after funding the Capital Replacement Reserve with respect to the Property shall have been, for any trailing twelve (12) month period, one hundred twenty percent (120%) of the Debt Service payable by Pledgor for Fiscal Year 1997.

          Upon Pledgor's request, and at Pledgor's expense, Secured Party shall execute a written instrument of release with respect to any Pledged Landlord's Shares that are released in accordance with the above Paragraph.

                                        I-1-1

                                      EXHIBIT J*


                                     EAGLE RIDGE
                              CAPITAL IMPROVEMENT BUDGET


                                        PRELIMINARY                  REVISED
                                        -----------                  -------
GOLF
Cart Storage                             $  -                       $  50,000
Golf Maintenance Building                $  -                          75,000
Bunker Renovation                        $  -                         100,000
Restrooms on General                     $  -                          70,000
100 Golf Carts                           $  -                         250,000
Golf Signage                             $  25,000                     25,000
Rinse Area                               $  -                          25,000
Golf Equipment                           $  75,000                     80,000
Clubhouse Upgrades                       $ 100,000                  $ 100,000
                                          --------                    -------
TOTAL GOLF                               $ 200,000                  $ 775,000

HOTEL
Room Renovations                         $ 500,000                  $ 700,000
Fire & Life Safety                       $  50,000                  $ 350,000
ADA                                      $  10,000                  $  50,000
Mechanical and Electrical                $  50,000                  $ 100,000
Systems & Computers                      $ 100,000                  $ 250,000
Resurface Parking Lot & Cart Paths       $  10,000                  $  50,000
Hotel Signage                            $  50,000                  $  10,000

                                       Preliminary                    Revised
                                       -----------                    -------
Lobby Renovation                       $    -                     $    40,000
Hotel Equipment                        $    50,000                $    90,000
                                       -----------                -----------
TOTAL HOTEL                            $   820,000                $ 1,640,000

Contingency                            $   105,000                $   285,000

Total                                  $ 1,125,000                $ 2,700,000


*Tenant may, with Landlord's consent which cannot be unreasonably withheld, increase or decrease specific line item amounts so long as the total capital expended does not exceed $2,700,000.

                                      EXHIBIT K

                                      MORTGAGE

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                                |  This space reserved for Recorder's use only.
                                  ----------------------------------------------




                 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                      AND LEASES AND FIXTURE FILING (ILLINOIS)

                                    BY AND FROM

                     EAGLE RIDGE LEASE COMPANY LLC, "MORTGAGOR"

                                         TO

                      GOLF TRUST OF AMERICA, L.P., "MORTGAGEE"


             THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                  DESCRIBED HEREIN

                        PREPARED BY, RECORDING REQUESTED BY,
                             AND WHEN RECORDED MAIL TO:

                               O'Melveny & Myers LLP
                              Embarcadero Center West
                           275 Battery Street, Suite 2600
                            San Francisco, CA 94111-3305
                          Attention: Steven A. Cowan, Esq.
                                 File # 319,440-033

                  MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                            AND LEASES AND FIXTURE FILING

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this "MORTGAGE") is dated as of May ____, 1998 by and from EAGLE RIDGE LEASE COMPANY LLC, a Delaware limited liability company ("MORTGAGOR"), whose address is 16100 N. Greenway-Hayden Loop, Scottsdale, AZ 85260 to GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("MORTGAGEE"), having an address at 14 North Adger's Wharf, Charleston, South Carolina 29401.


                                      ARTICLE 1
                                     DEFINITIONS

          SECTION 1.1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Lease dated as of even date herewith between mortgagee as Landlord and mortgagor as Tenant (as amended, supplemented or otherwise modified from time to time, the "EAGLE RIDGE LEASE"). As used herein, the following terms shall have the following meanings:

          (a) "FINANCIAL OBLIGATIONS": (1) All amounts owed Mortgagor to Mortgagee, including, without limitation, the sum of all (a) Debt Service under and as defined in the Eagle Ridge Lease, and (b) any other amounts loaned by Mortgagee under or in connection with the Eagle Ridge Lease, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage.

          (b) "MORTGAGED PROPERTY": All of Mortgagor's interest in (1) the leasehold interest in the real property described in EXHIBIT A attached hereto and incorporated herein by this reference and held by Mortgagor under the Eagle Ridge Lease, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "PERSONALTY"), (5) all reserves, escrows or impounds required under the Eagle Ridge Lease and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"), (6) all subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds (the "TAX REFUNDS"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"), and (13) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

          (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the Financial Obligations) under the Eagle Ridge Lease.

          (d) "UCC": The Uniform Commercial Code of Illinois or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Illinois, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                      ARTICLE 2
                                        GRANT

          SECTION 2.1. GRANT. To secure the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                      ARTICLE 3
                      WARRANTIES, REPRESENTATIONS AND COVENANTS

          Mortgagor warrants, represents and covenants to Mortgagee as follows:

          SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

          SECTION 3.2. FIRST LIEN STATUS. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Eagle Ridge Lease (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          SECTION 3.3. PAYMENT AND PERFORMANCE. Mortgagor shall perform the Obligations in full (including, without limitation, payment of the Financial Obligations when due) when they are required to be performed.

          SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage, and free and clear of any other lien or security interest except such as may be permitted under the Eagle Ridge Lease or first approved in writing by Mortgagee.

          SECTION 3.5. INSPECTION. Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

          SECTION 3.6. OTHER COVENANTS. All of the covenants in the Eagle Ridge Lease are incorporated herein by reference and, together with covenants in this ARTICLE 3, shall be covenants running with the land.

          SECTION 3.7.  CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

               (a) CONDEMNATION AWARDS. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Eagle Ridge Lease.

               (b) INSURANCE PROCEEDS. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

                                      ARTICLE 4

                               [INTENTIONALLY OMITTED]

                                      ARTICLE 5
                               DEFAULT AND FORECLOSURE

          SECTION 5.1. REMEDIES. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

          (a) ACCELERATION. Declare the Financial Obligations which are loans to Mortgagor to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

          (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

          (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 5.7.

          (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage by judicial action, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.

Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Financial Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

          (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the payment of the Financial Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of SECTION 5.7.

          (f) OTHER. Exercise all other rights, remedies and recourses granted under the Eagle Ridge Lease or otherwise available at law or in equity.

          SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee shall have all rights, remedies and recourses granted in the Eagle Ridge Lease and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Eagle Ridge Lease or otherwise at law or equity shall be deemed to cure any Event of Default.

          SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Eagle Ridge Lease or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Financial Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Eagle Ridge Lease, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Eagle Ridge Lease and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Eagle Ridge Lease, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Eagle Ridge Lease for such Event of Default.

          SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

          (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          (b) to the payment of the Financial Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

          (c) the balance, if any, to the payment of the Persons legally entitled thereto.

          SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with SECTION 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

          SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

          (a) If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this SECTION 5.9, or otherwise under this Mortgage or the Eagle Ridge Lease or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Financial Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage.

          (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the Eagle Ridge Lease, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the Eagle Ridge Lease, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Mortgagee under the Eagle Ridge Lease, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                      ARTICLE 6
                            ASSIGNMENT OF RENTS AND LEASES

          SECTION 6.1.  ASSIGNMENT.   In furtherance of and in addition to the
assignment made by Mortgagor in SECTION 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

          SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

          SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Obligations secured hereby remain undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                     ARTICLE 7
                                 SECURITY AGREEMENT

          SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          SECTION 7.2. FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of Arizona at the address set forth in the first paragraph of this Mortgage.

          SECTION 7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                      ARTICLE 8

                               [INTENTIONALLY OMITTED]

                                     ARTICLE 9
                                   MISCELLANEOUS

          SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 28.10 of the Eagle Ridge Lease.

          SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Eagle Ridge Lease; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          SECTION 9.3. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Financial Obligations and shall bear interest at the rate or rates at which interest is then computed on the Financial Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.3.

          SECTION 9.4. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.

Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          SECTION 9.5. NO WAIVER. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Eagle Ridge Lease shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          SECTION 9.6. EAGLE RIDGE LEASE. If any conflict or inconsistency exists between this Mortgage and the Eagle Ridge Lease, the Eagle Ridge Lease shall govern.

          SECTION 9.7. RELEASE OR RECONVEYANCE. Upon (a) execution of definitive agreements for the Development or Timeshare Development of the Additional Parcels (as defined in the Development Agreement dated of even date herewith between Mortgagor and Mortgagee ("the Development Agreement")) (whether Mortgagee participates in such development or not) in accordance with the Development Agreement or (b) Transfer of the Additional Parcels in accordance with Section 5 of the Development Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

          SECTION 9.8.  WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS.
Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

          SECTION 9.9. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

          SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          SECTION 9.11. ENTIRE AGREEMENT. This Mortgage and the Eagle Ridge Lease embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Eagle Ridge Lease may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                                      ARTICLE 10
                                 LOCAL LAW PROVISIONS


          SECTION 10.1. INCONSISTENCIES. In the event of any inconsistencies between the terms and conditions of this ARTICLE 10 and the other provisions of this Mortgage, the terms and conditions of this ARTICLE 10 shall control and be binding.

          SECTION 10.2. IN REM PROCEEDINGS. Supplementing SECTION 5.1 hereof, mortgage foreclosures and other IN REM proceedings against Mortgagor may be brought in Jo Daviess County, Illinois or any federal court of competent jurisdiction in Illinois.


            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

     MORTGAGOR:               EAGLE RIDGE LEASE COMPANY LLC
                              a Delaware limited liability company

                              By: TROON GOLF L.L.C.
                                 Its: Member

                              By:_________________________________
                                 Name:
                                 Title:

                              Attest:________________________________
                                 Name:
                                 Title:

STATE OF _________  )
                    ) ss.:
COUNTY OF ________  )


          I, ____________________________, a Notary Public in and for said
County, in the State aforesaid, DO HEREBY CERTIFY, that ______________, personally known to me to be the ______________________ of TROON EAGLE RIDGE, INC., a member of EAGLE RIDGE LEASE COMPANY LLC, a Delaware limited liability company and _____________________, personally known to me to be the _______________ Secretary of said corporation, whose names are subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such _________________ and __________________ Secretary they signed and delivered the said instrument as _______________ and _______________ Secretary of said corporation as their free and voluntary act and as the free and voluntary act and deed of said corporation and said partnership, for the uses and purposes therein set forth.

          GIVEN under my hand and Notarial Seal, this ____ day of _____________, A.D. 1998.


                              _____________________________
                              Notary Public
My Commission Expires:

                                      EXHIBIT A


The permanent tax index number for the Land is __________________.

Legal Description of premises located at __________________________:



                                       Exh. A-1

                                      EXHIBIT B













                                       Exh. A-1

                                     Exh. A-2